                                                                     EXHIBIT 3.8


                                B Y E - L A W S

                                       OF

                        GLOBAL TELESYSTEMS HOLDINGS LTD.

 I HEREBY CERTIFY that the within written Bye-Laws are a true copy of the Bye-
                                    Laws of

                        GLOBAL TELESYSEMS HOLDINGS LTD.

as subscribed by the subscribers to the Memorandum of Association and approved at the Statutory meeting of the above Company on the 25/th/ March, 1997.

                                    Secretary



                                  Prepared by
                        Messrs Appleby Spurling & Kempe
                                  Cedar House
                                41 Cedar Avenue
                               Hamilton, Bermuda

                                   I N D E X


BYE-LAW                 SUBJECT
-------                 -------

1                       Interpretation
2                       Registered Office
3-4                     Share Rights
5-6                     Modification of Rights
7-9                     Shares
10-12                   Certificates
13-15                   Lien
16-21                   Calls on Shares
22-28                   Forfeiture of Shares
29                      Register of Shareholders
30                      Register of Directors and Officers
31-34                   Transfer of Shares
35-38                   Transmission of Shares
39-41                   Increase of Capital
42-43                   Alteration of Capital
44-45                   Reduction of Capital
46                      General Meetings and Written Resolutions
47-48                   Notice of General Meetings
49-55                   Proceedings at General Meetings
56-67                   Voting
68-73                   Proxies and Corporate Representatives
74-76                   Appointment and Removal of Directors
77                      Resignation and Disqualification of Directors
78-80                   Alternate Directors
81                      Directors' Fees and Additional
                                Remuneration and Expenses
82                      Directors' Interests
83-87                   Powers and Duties of the Board
88-90                   Delegation of the Board's Powers
91-99                   Proceedings of the Board
100                     Officers
101                     Minutes
102-103                 Secretary and Resident Representative
104                     The Seal
105-111                 Dividends and Other Payments
112                     Reserves
113-114                 Capitalization of Profits
115                     Record Dates
116-118                 Accounting Records
119                     Audit
120-122                 Service of Notices and Other Documents
123                     Winding Up

124-126                 Indemnity
127                     Amalgamation
128                     Alteration of Bye-Laws

                                B Y E - L A W S

                                      OF

                        GLOBAL TELESYSTEMS HOLDINGS LTD


INTERPRETATION
--------------

     1.   In these Bye-Laws unless the context otherwise requires -

     "Bermuda" means the Islands of Bermuda;

     "Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

     "the Companies Acts" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

     "Company" means the company incorporated in Bermuda under the name of
Global Telesystems Holdings Ltd on the   25th day of  March, 1997;

     "paid up" means paid up or credited as paid up;

     "Parent" means the company incorporated in the Cayman Islands under the name of GT Parent Holdings LDC;

     "Register" means the Register of Shareholders of the Company;

     "Registered Office" means the registered office for the time being of the Company;

     "Resident Representative" means the person (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

     "Resolution" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted either in general meeting or by written resolution, in accordance with the provisions of these Bye-Laws;

     "Seal" means the common seal of the Company and includes any duplicate thereof;

     "Secretary" includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

     "Shareholder" means a shareholder or member of the Company;

     "Stockholders Agreement" means the agreement dated 24th March, 1997, and made between Parent and its shareholders relating, inter alia, to the management and operation of the Parent;

     "these Bye-Laws" means these Bye-Laws in their present form or as from time to time amended;

     for the purposes of these Bye-Laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

     words importing only the singular number include the plural number and vice versa;

     words importing only the masculine gender include the feminine and neuter genders respectively;

     words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

     reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

     any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

REGISTERED OFFICE
-----------------

     2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARE RIGHTS
------------

     3. Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

     4. Subject to the Companies Acts, any preference shares may, with the sanction of a Resolution, be issued on terms:

          (a) that they are to be redeemed on the happening of a specified event or on a given date; and/or,

          (b) that they are liable to be redeemed at the option of the Company; and/or,

          (c) if authorised by the memorandum/Incorporating Act of the Company, that they are liable to be redeemed at the option of the holder.

     The terms and manner of redemption shall be provided for by way of such Resolution, or if the shareholders so direct by Resolution, as the Board may determine, provided that such rights, when so determined, shall be attached to these Bye-Laws.

MODIFICATION OF RIGHTS
----------------------

     5. Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy five percent of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy any of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

     6. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

SHARES
------

     7.   (a)  Subject to the provisions of these Bye-Laws and to sub-paragraph
(b) below, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

          (b) Notwithstanding the foregoing, no shares in the capital of the Company may be issued to the Parent except in accordance with the terms of the Stockholders Agreement.

     8. The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

     9. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-Laws, or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

CERTIFICATES
-------------

     10. The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

     11. If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

     12. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

LIEN
----

     13. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

     14. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

     15. The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES
---------------

     16. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

     17. A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.

     18. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     19. If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

     20. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

     21. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE OF SHARES
--------------------

     22. If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

     23. The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or installment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

     24. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

     25. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

     26. A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

     27. A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

     28. An affidavit in writing that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF SHAREHOLDERS
------------------------

     29. The Secretary shall establish and maintain the Register of Shareholders at the Registered Office in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register of Shareholders shall be open to inspection in the manner prescribed by the Companies Acts between
10.00 a.m. and 12.00 noon on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 9.

REGISTER OF DIRECTORS AND OFFICERS
----------------------------------

     30. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

TRANSFER OF SHARES
------------------

     31. Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

     32. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:-

          (a) the instrument of transfer is duly stamped and lodged with the Company, accompanied by the certificate for the shares to which it relates,
     and such   other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

          (b) the instrument of transfer is in respect of only one class of share,

          (c) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

     Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and Bye-Laws 31 and 33.

     33. If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

     34. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

TRANSMISSION OF SHARES
----------------------

     35. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

     36. Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

     37. A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

     38. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 35, 36 and 37.

INCREASE OF CAPITAL
-------------------

     39. The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

     40. The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

     41. The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL
---------------------

     42.  The Company may from time to time by Resolution:-

          (a) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

          (b) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

          (c) sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

          (d) make provision for the issue and allotment of shares which do not carry any voting rights;

          (e) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

          (f) change the currency denomination of its share capital. Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

     43. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

REDUCTION OF CAPITAL
--------------------

     44. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.

     45. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.

GENERAL MEETINGS AND WRITTEN RESOLUTIONS
----------------------------------------

     46. (a) The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

          (b) Except in the case of the removal of auditors and Directors, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies
     Acts) on behalf of such Shareholder, being all of the Shareholders of the Company who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution. Such resolution in writing may be signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, all the Shareholders of the Company, or any class thereof, in as many counterparts as may be necessary.

          (c) For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution is signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

          (d) A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

NOTICE OF GENERAL MEETINGS
--------------------------

     47. An Annual General Meeting shall be called by not less than 5 days notice in writing and a Special General Meeting shall be called by not less than 5 days notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 120 and 121 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to any Director or Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

     Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:-

          (a) in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

          (b) in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95 percent in nominal value of the shares giving that right.

     48. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS
-------------------------------

     49. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least two Shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, however, that if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

     50. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy (whatever the number of shares held by them) shall be a quorum provided that if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The Company shall give not less than 5 days notice of any meeting adjourned through want of a quorum and such notice shall state that the sole Shareholder or, if more than one, two Shareholders present in person or by proxy (whatever the number of shares held by them) shall be a quorum.

     51. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

     52. Each Director upon giving the notice referred to in Bye-Law 47 above, and the Resident Representative shall be entitled to attend and speak at any general meeting of the Company.

     53. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the

Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

     54. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

     55. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTING
------

     56. Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

     57. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:-

          (a)  the chairman of the meeting; or

          (b) at least three Shareholders present in person or represented by proxy; or

          (c) any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

          (d) a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

     Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

     58. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

     59. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

     60. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

     61.  On a poll, votes may be cast either personally or by proxy.

     62. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

     63. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote.

     64. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

     65. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

     66. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

     67. If (i) any objection shall be raised to the qualification of any voter or (ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES
-------------------------------------

     68. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

     69. Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office a proxy or (if a corporation) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

     70. Subject to Bye-Law 69, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

     71. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

     72. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

     73. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings or to sign written resolutions.

APPOINTMENT AND REMOVAL OF DIRECTORS
------------------------------------

     74. The number of Directors shall be such number not less than two as the Company by Resolution may from time to time determine and, subject to the Companies Acts and these Bye-Laws, shall serve until re-elected or their successors are appointed at the next Annual General Meeting.

     75. The Company shall at the Annual General Meeting and may by Resolution determine the minimum and the maximum number of Directors and may by Resolution determine that one or more vacancies in the Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy.

     76. The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS
---------------------------------------------

     77. The office of a Director shall be vacated upon the happening of any of the following events:

          (a) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

          (b) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

          (c) if he becomes bankrupt or compounds with his creditors;

          (d) if he is prohibited by law from being a Director;

          (e) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

ALTERNATE DIRECTORS
-------------------

     78. The Company may by Resolution elect any person or persons to act as Directors in the alternative to any of the Directors or may authorise the Board to appoint such Alternate Directors and a Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by Resolution of the Company and, if appointed by the Board, may be removed by the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

     79. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

     80. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES
--------------------------------------------------------

     81. The amount, if any, of Directors' fees shall from time to time be determined by the Company by Resolution and in the absence of a determination to the contrary such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

DIRECTORS' INTERESTS
--------------------

     82. (a) A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

          (b) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

          (c) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

          (d) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

          (e) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

POWERS AND DUTIES OF THE BOARD
------------------------------

     83. Subject to the provisions of the Companies Acts and these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

     84. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

     85. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

     86. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

     87. The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

DELEGATION OF THE BOARD'S POWERS
--------------------------------

     88. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

     89. The Board may entrust to and confer upon any Director, officer or, without prejudice to the provisions of Bye-Law 90, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

     90. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed upon it by the Board.

PROCEEDINGS OF THE BOARD
------------------------

     91. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

     92. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retrospectively.

     93. (a) The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two individuals. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

          (b) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

          (c) The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice, to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

     94. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

     95. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every meeting of the Board. If there is no such Chairman or President, or if at any meeting the Chairman or the President is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

     96. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

     97. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

     98. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

     99. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS
--------

     100. The officers of the Company shall include a President and a Vice-President or a Chairman and a Deputy Chairman who shall be Directors and shall be elected by the Board as soon as possible after the statutory meeting and each Annual General Meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.

MINUTES
-------

     101. The Directors shall cause minutes to be made and books kept for the purpose of recording -

          (a) all appointments of officers made by the Directors;

          (b) the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

          (c) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees;

          (d) of all proceedings of its managers (if any).

SECRETARY AND RESIDENT REPRESENTATIVE
-------------------------------------

     102. The Secretary and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board.

The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

     103. A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL
--------

     104. (a) The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the centre thereof.

          (b) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-laws, any instrument to which a Seal is affixed shall be signed by either two Directors, or by the Secretary and one Director, or by the Secretary or by any one person whether or not a Director or Officer, who has been authorised either generally or specifically to attest to the use of a Seal.

DIVIDENDS AND OTHER PAYMENTS
----------------------------

     105. The Board may from time to time declare cash dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

106. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:-

          (a) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

          (b) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

     107. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

     108. No dividend, distribution or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

     109. Any dividend, distribution, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.

     110. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

     111. The Board may direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

RESERVES
--------

     112. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALIZATION OF PROFITS
-------------------------

     113. The Company may, upon the recommendation of the Board, at any time and from time to time pass a Resolution to the effect that it is desirable to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, and the Board shall give effect to such Resolution, provided that for the purpose of this Bye-Law, a share premium account and a capital redemption reserve fund may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

     114. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES
------------

     115. Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

ACCOUNTING RECORDS
------------------

     116. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

     117. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

     118. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

AUDIT
-----

     119. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS
--------------------------------------

     120. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered seven days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

     121. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its despatch.

     122. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

WINDING UP
----------

     123. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY
---------

     124. Subject to the proviso below, every Director, officer of the Company and member of a committee constituted under Bye-Law 90 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer, committee member or Resident Representative and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

     125. Every Director, officer, member of a committee duly constituted under Bye-Law 90 or Resident Representative of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, officer, committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

     126. To the extent that any Director, officer, member of a committee duly constituted under Bye-Law 90 or Resident Representative is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

AMALGAMATION
------------

     127. Any resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-law 49.

ALTERATION OF BYE-LAWS
----------------------

     128. These Bye-Laws may be amended from time to time in the manner provided for in the Companies Acts.

                                                         (Revised June 13, 1997)

                                              Form of Schedule I to the Bye-Laws
                                             of Global Telesystems Holdings Ltd.


                                   SCHEDULE I

                       Senior Increasing Rate Redeemable
                         Exchangeable Preference Shares
                        ----------------------------------

          The terms of the Company's authorized Senior Increasing Rate Redeemable Exchangeable Preference Shares shall be as set forth below in this
Schedule I.

          (a) Designation.  There is hereby created out of the authorized and
              -----------
unissued Preferred Shares of the Company a class of Preferred Shares designated as the "Senior Increasing Rate Redeemable Exchangeable Preference Shares." The number of shares constituting such class shall be 500,000 and are referred to as the "Preference Shares." 100,000 Preference Shares shall be initially issued with the remaining 400,000 shares reserved for issuance in accordance with paragraph (d) hereof. The liquidation preference of the Preference Shares shall be $1,000.00 per share.

          (b) Currency.  The Preference Shares shall be denominated in United
              --------
States currency and all payments and distributions thereon or with respect thereto shall be made in United States currency. All references to "$" or "dollars" refer to United States currency.

          (c) Rank.  The Preference Shares shall, with respect to dividends and
              ----
distributions upon liquidation, winding-up and dissolution of the Company, rank
(i) senior to all classes of Common Stock of the Company and to each other class of Capital Stock of the Company or series of Preference Shares of the Company hereafter created the terms of which do not expressly provide that it ranks senior to or on a parity with the Preference Shares as to dividends and distributions upon liquidation, winding up and dissolution of the Company (collectively referred to as "Junior Securities"); (ii) pari passu with each
                                                        ---- -----
class of Capital Stock of the Company or series of Preferred Stock of the Company hereafter created, the terms of which expressly provide that such class or series will rank on a parity with the Preference Shares as to dividends and distributions upon liquidation, winding-up and dissolution (collectively referred to as "Parity Securities"); provided that any such Parity Securities
                                     --------
not issued in accordance with the requirements of paragraph (g)(ii)(A) hereof shall be deemed to be Junior Securities and not Parity Securities; and (iii) junior to each class of Capital Stock of the Company or series of Preferred Shares of the Company hereafter created the terms of which expressly provide that such class or series will rank senior to the Preference Shares as to dividends and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities"); provided that any such Senior Securities that were not
                         --------
approved by the Holders in accordance with paragraph (g)(ii)(B) hereof shall be deemed to be Junior Securities and not Senior Securities.

          (d)  Dividends.
               ---------

            (i) Beginning on the Issue Date, the Holders of the outstanding Preference Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of dividends on each Preference Share, at a rate per annum equal to 14% of the liquidation preference per Preference Share,
     --- -----
     payable on each Dividend Payment Date. If the Preference Shares are not redeemed prior to April 1, 2001 the dividend rate shall increase by 0.50%

     per annum on April 1, 2001 and by an additional 0.50% per annum on each
     --- -----                                             --- -----
     subsequent April 1; provided that in no event shall the dividend rate borne
                         --------
     by the Preference Shares exceed 20% per annum.  All dividends shall be
                                         --- -----
     cumulative, whether or not earned or declared, on a daily basis from the date of issuance of the Preference Shares and shall be payable in arrears, on each Dividend Payment Date, commencing June 1, 1997. Dividends may be paid, at the Company's option, on any applicable Dividend Payment Date occurring on or prior to April 1, 2002 either in cash (and, if paid in cash, payable only for such consecutive Dividend Periods immediately preceding the applicable Dividend Payment Date for which dividends, whether cash or in-kind, have not been declared and paid) or by the issuance of additional Preference Shares (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. Thereafter, dividends will be payable in cash only; provided that if the
                                                         --------
     dividend rate exceeds 15% per annum, the Company may, at its option, cause
                               --- -----
     any dividends in excess of 15% per annum to be paid in additional
                                    --- -----
     Preference Shares (including fractional Shares). In the event that dividends are declared and paid through the issuance of additional Preference Shares on or prior to April 1, 2002 or as provided in the previous sentence, such dividends shall be deemed paid in full and shall not accumulate. Each dividend shall be payable to the Holders of record as they appear on the stock books of the Company on the Dividend Record Date immediately preceding the related Dividend Payment Date. Dividends shall cease to accumulate in respect of the Preference Shares on the Exchange Date or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Notes in respect of the Preference Shares on such Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

            (ii) All dividends paid with respect to the Preference Shares pursuant to paragraph (d)(i) shall be paid pro rata to the Holders entitled
                                                --- ----
     thereto.

            (iii) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on Preference Shares at any time.

            (iv) Dividends accruing after April 1, 2002 on the Preference Shares for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (f)(i) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

            (v) Dividends payable on the Preference Shares for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

            (e)  Liquidation Preference.
                 ----------------------

          (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of Preference Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to the liquidation preference for each share outstanding, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any distribution shall be made or any assets distributed to the holders of any of the Junior Securities including, without limitation, Common Stock of the Company. Except as provided in the preceding sentence, Holders of Preference Shares shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding Preference Shares, then the holders of all such shares shall share equally and ratably in such distribution of assets first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

          (ii) For the purposes of this paragraph (e), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company.

          (f)  Redemption.
               ----------

          (i) Optional Redemption.  (A) The Company may, at the option of the
              -------------------
     Board of Directors, redeem at any time on or after April 1, 1997, in whole or in part, in the manner provided for in paragraph (f)(iii) hereof, any or all of the Preference Shares, at the redemption prices (expressed as a percentage of the liquidation preference) set forth below plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Optional Redemption Price"). The redemption prices shall be as follows if redeemed during the 12-month period beginning April 1 of each of the years set forth below:

               1997............................ 114%
               1998............................ 114%
               1999............................ 114%
               2000............................ 114%
               2001............................ 114%
               2002............................ 111%
               2003............................ 108%
               2004............................ 105%
               2005............................ 102%
               2006............................ 100%

     ; provided that no redemption pursuant to this paragraph (f)(i)(A) shall be
       --------
     authorized or made unless prior thereto full accumulated and unpaid dividends are declared and paid in full, or declared and a sum in cash set apart sufficient for such payment, on the Preference Shares for all Dividend Periods terminating on or prior to the Redemption Date.

          (B) In the event of a redemption pursuant to paragrap h (f)(i)(A) hereof of only a portion of the then outstanding Preference Shares, the Company shall effect such redemption on a pro rata basis according to the
                                               --- ----
     number of shares held by each Holder of the Preference Shares, except that the Company may redeem such shares held by Holders of fewer than 10 shares (or shares held by Holders who would hold less than 10 shares as a result of such redemption), as may be determined by the Company.

          (ii) Mandatory Redemption.  (A) The Company will, on each June 1 and
               --------------------
     December 1 commencing on the first such date to occur more than 90 days after the Commercial Operation Date, apply an amount equal to 100% of Excess Cash Flow to mandatorily redeem the Preference Shares on a pro rata basis, at the redemption prices (expressed as a percentage of the liquidation preference) set forth below, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date); provided that any Excess Cash Flow shall be applied
                           --------
     (i) first, to mandatorily redeem the Senior Notes pursuant to the provisions thereof, (ii) second, if none of the Senior Notes are outstanding, to pay accumulated but unpaid dividends in cash on the Preference Shares and (iii) third, to redeem the Preference Shares in accordance with the terms of this Section (f)(ii)(A). The redemption prices shall be as follows if redeemed during the 12-month period beginning April 1 of the years set forth below:


                                1997.................  114%
                                1998.................  114%
                                1999.................  112%
                                2000.................  112%
                                2001.................  107%
                                2002 and thereafter..  100%

Notwithstanding the foregoing, at such time as at least $50 million in aggregate liquidation preference of Preference Shares has been redeemed or repurchased, Excess Cash Flow may be used for a Permitted System Upgrade in lieu of redeeming any Preference Shares.

          (B) On April 1, 2007, the Company shall redeem, to the extent of funds legally available therefor, in the manner provided for in paragraph
     (e)(iii) hereof, all of the Prefe rence Shares then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemp tion Date) (the "Mandatory Redemption Price").

          (iii)  Procedures for Redemption.  (A) At least thirty (30) days and
                 -------------------------
     not more than sixty (60) days prior to the date fixed for any redemption of the Preference Shares, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Preference Shares at such Holder's address as it appears on the stock books of the Company, provided
                                                                       --------
     that no failure to
     give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any Preference Shares to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or to whom such notice was defective. The Redemption Notice shall state:

               (1)  whether the redemption is pursuant to paragraph (f)(i) or
          (f)(ii) hereof;

               (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be;

               (3) whether all or less than all the outstanding shares of the Preference Shares are to be redeemed and the total number of Preference Shares being redeemed;

               (4)  the date fixed for redemption;

               (5) that the Holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the Preference Shares to be redeemed; and

               (6) that dividends on the Preference Shares to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

          (B) Each Holder of Preference Shares shall surrender the certificate or certificates representing such Preference Shares to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (C) On and after the Redemption Date, unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Preference Shares called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest; provided, however, that if a notice
                                           --------  -------
     of redemption
     shall have been given as provided in paragraph (iii)(A) above and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

          (g)  Voting Rights.
               -------------

          (i) The Holders of Preference Shares, except as otherwise required under Bermuda law or as set forth in paragraphs (ii), (iii) and (iv) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

          (ii) (A) So long as any shares of the Preference Shares are outstanding, the Company shall not authorize any additional Preference Shares or any class of Parity Securities without the affirmative vote or consent of Holders of at least a majority of the then outstanding Preference Shares, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided, however, that no such vote or
                                   --------  -------
     consent shall be necessary in connection with the issuance of additional Preference Shares pursuant to the provisions of paragraph (d) hereof.

          (B) So long as any Preference Shares are outstanding, the Company shall not authorize any class of Senior Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding Preference Shares, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (C) So long as any Preference Shares are outstanding, the Company shall not amend this Certificate of Designation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of holders of Preference Shares without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding Preference Shares, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (D) While any of the Preference Shares are outstanding, the Company shall not amend or modify the

     Exchange Notes to be issued upon an exchange of Preference Shares in accordance with paragraph (h) hereof in the form as executed on the Issue Date without the affirmative vote or consent of Holders of at least a majority of the Preference Shares then outstanding, voting or consenting, as the case may be, as one class, and given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (E) Except as set forth in paragraphs (g)(ii)(A), (g)(ii)(B) and
     (g)(ii)(C) above, (x) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities or (y) the increase or decrease in the amount of authorized Capital Stock of any class, including Preference Shares, shall not require the consent of Holders of Preference Shares and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of Preference Shares.

          (iii) Without the affirmative vote or consent of Holders of a majority of the issued and outstanding Preference Shares, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless: (A) either (1) the Company is the surviving or continuing Person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Company have been transferred, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia or under the laws of Bermuda; (B) the Preference Shares shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Preference Shares had immediately prior to such transaction; (C) immediately after giving effect to such transactions, no Voting Rights Triggering Event shall have occurred or be continuing; and (D) the Company has delivered to the Holders of the Preference Shares prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the terms hereof and that all conditions precedent herein relating to such transaction have been satisfied.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          (iv) (A) If (1) the Company fails to pay dividends on the Preference Shares in an amount equivalent to at least four quarterly dividends (a "Dividend Default"); (2) the Company fails to redeem all of the then outstanding Preference Shares on April 1, 2007 or otherwise fails to discharge any redemption obligation with respect to the Preference Shares;
     (3) the Company fails to make a Change of Control Offer (whether pursuant to the terms of paragraph (i)(v) or otherwise) following a Change of Control if such Change of Control Offer is required by paragraph (i) hereof or fails to purchase Preference Shares from Holders who elect to have such shares purchased pursuant to the Change of Control Offer; then in the case of any of clauses (1)-(3) the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of Preference Shares, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting 25% of the members of the Board of Directors. Each such event described in clauses (1), (2) and (3) is a "Voting Rights Triggering Event." Holders of a majority of the issued and outstanding Preference Shares, voting separately and as one class, shall have the exclusive right to elect the lesser of two directors or that number of directors constituting 25% of the members of the Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of Preference Shares expire (other than as described in (g)(iv)(B) below). The voting rights provided herein shall be the exclusive remedy at law or in equity of the holders of Preference Shares for any Voting Rights Triggering Event.

          (B) The right of the Holders of Preference Shares voting together as a separate class to elect members of the Board of Directors as set forth in subparagraph (g)(iv)(A) above shall continue until such time as (x) in the event such right arises due to a Dividend Default, all accumulated dividends that are in arrears on the Preference Shares are paid in full in cash; and (y) in all other cases, the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied, cured or waived by the holders of at least a majority of the Preference Shares then outstanding and entitled to vote thereon, at which time (1) the special right of the Holders of Preference Shares so to vote as a class for the election of directors and (2) the term of office of the directors elected by the Holders of Preference Shares shall each terminate and the directors elected by the holders of Common Stock or Capital Stock (other than the Preference Shares), if applicable, shall constitute the entire Board of Directors. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of Preference Shares pursuant to paragraph (g)(iv) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of Preference Shares, a proper officer of the Company may, and upon the written request of the Holders of record of at least twenty-five percent (25%) of the Preference Shares then outstanding addressed to the secretary of the Company shall, call a special meeting of the Holders of Preference Shares, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of said written request upon the secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the secretary of the Company at its principal executive offices, then the Holders of record of at least twenty-five percent (25%) of the outstanding Preference Shares may designate in writing one of their number to call such meeting at the reasonable expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any Holder of Preference Shares so designated shall have, and the Company shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

          (C) At any meeting held for the purpose of electing directors at which the Holders of Preference Shares shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding Preference Shares shall be required to constitute a quorum of such Preference Shares.

          (D) Any vacancy occurring in the office of a director elected by the Holders of Preference Shares may be filled by the remaining directors elected by the Holders of Preference Shares unless and until such vacancy shall be filled by the Holders of Preference Shares.

          (v) In any case in which the Holders of Preference Shares shall be entitled to vote pursuant to this paragraph (g) or pursuant to Bermuda law, each Holder of Preference Shares entitled to vote with respect to such matter shall be entitled to one vote for each Preference Share held.

          (h)  Exchange.
               --------

          (i) Requirements.  The outstanding Preference Shares are exchangeable,
              ------------
     in whole but not in part, at the option of the Company, at any time for Global's Exchange Notes due 2007 (the "Exchange Notes") to be substantially in the form of Exhibit A hereto; provided, however, that any such exchange
                                      --------  -------
     may only be made if on or prior to the date of such exchange (i) the Company has paid (or is deemed to have paid) all accumulated dividends on the Preference Shares (including the dividends payable on the date of exchange) and there shall be no contractual impediment to such exchange;
     (ii) no default or event of default under any other material instrument governing Indebtedness of Global outstanding at the time would be caused thereby; and (iii) the Company shall have delivered a written opinion to the effect that all conditions to be satisfied prior to such exchange have been satisfied. The exchange rate shall be $1.00 principal amount of Exchange Notes for each $1.00 of liquidation preference of Preference Shares, including, to the extent necessary, Exchange Notes in principal amounts less than $1,000, provided that the Company shall have the right,
                               --------
     at its option, to pay cash in an amount equal to the principal amount of that portion of any Exchange Note that is not an integral multiple of $1,000 instead of delivering an Exchange Note in a denomination of less than $1,000. Each holder of Preference Shares by so holding agrees to accept Exchange Notes and, in lieu of fractional shares, cash, in satisfaction of the amounts due to him on redemption or repurchase of the Preference Shares that is deemed to occur upon the exchange and waives any right to receive cash other than as aforesaid in respect of such redemption or repurchase.

          (ii) Procedure for Exchange.  (A)  At least thirty (30) days and not
               ----------------------
     more than sixty (60) days prior to the date fixed for exchange, written notice (the "Exchange Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such exchange of Preference Shares at such Holder's address as the same appears on the stock books of the Company; provided that no failure to give such
                                        --------
     notice nor any deficiency therein shall affect the validity of the procedure for the exchange of any Preference Shares to be exchanged except as to the Holder or Holders to whom the Company has failed to give said notice or to whom such notice was defective. The Exchange Notice shall state:

               (1) the date fixed for exchange;

               (2) that the Holder is to surrender to the Company, in the manner and at the place or places designated, his certificate or certificates representing the Preference Shares to be exchanged;

               (3) that dividends on the Preference Shares to be exchanged shall cease to accrue on such Exchange Date whether or not certificates for Preference Shares are surrendered for exchange on such Exchange Date unless the Company shall default in the delivery of Exchange Notes; and

               (4) that interest on the Exchange Notes shall accrue from the Exchange Date whether or not certificates for Preference Shares are surrendered for exchange on such Exchange Date.

               (B) On or before the Exchange Date, each Holder of Preference Shares shall surrender the certificate or certificates representing such Preference Shares, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Notes to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any Preference Shares so exchanged, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), such shares shall be exchanged by the Company into Exchange Notes. The Company shall pay interest on the Exchange Notes at the rate and on the dates specified therein from the Exchange Date.

               (C) If notice has been mailed as aforesaid and all Exchange Notes necessary for such exchange shall have been duly executed by the Company and delivered to the Holders of Preference Shares, then the rights of the Holders of Preference Shares so exchanged as stockholders of the Company shall cease (except the right to receive Exchange Notes, an amount in cash equal to the amount of accrued and unpaid dividends to the Exchange Date and, if the Company so elects, cash in lieu of any Exchange Notes not in an integral multiple of $1,000), and the Person or Persons entitled to receive the Exchange Notes issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Exchange Notes as of the Exchange Date.

               (iii) No Exchange in Certain Cases. Notwithstanding the foregoing provisions of this paragraph (h), the Company shall not be entitled to exchange the Preference Shares for Exchange Notes

          (i) if such exchange, or any term or provision of the Exchange Notes, or the performance of the Company's obligations under the Exchange Notes, shall materially violate any applicable law or if, at the time of such exchange, the Company is insolvent or if it would be rendered insolvent by such exchange or (ii) in the event Global or any of its Subsidiaries, after the issuance of the Preference Shares, has transferred, directly or indirectly, to any Subsidiary of the Company, other than any Subsidiary of Global, assets or property of Global or its Subsidiaries constituting in any individual transfer at least 10%, or in the aggregate at least 20%, of the assets of Global and its Subsidiaries, taken as a whole, unless each such transferee simultaneously with the exchange of Preference Shares for Exchange Notes executes and delivers in favor of the holders of the Exchange Notes a guarantee of all of Global's obligations with respect to the Exchange Notes, which guarantee shall be subordinated to Senior Indebtedness (as defined in the Exchange Notes) of such transferee to the same extent as the Exchange Notes are subordinated to Senior Indebtedness of Global and which is otherwise in form and substance reasonably satisfactory to the holders of a majority of the Preference Shares.

               (i)   Change of Control.
                     -----------------

               (i) In the event of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Preference Shares in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") all then outstanding Preference Shares at a purchase price of 101% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date to the Change of Control Payment Date).

               (ii) Within 30 days following the Change of Control Date, the Company shall send, by first class mail, postage prepaid, a notice to each Holder of Preference Shares at such Holder's address as it appears on the stock books of the Company, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Preference Shares pursuant to the Change of Control Offer. Such notice shall state:

               (A) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this paragraph (i) and that all Preference Shares validly tendered and not withdrawn will be accepted for payment;

               (B) the purchase price (including the amount of accumulated and unpaid dividends, if any) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

               (C) that any Preference Shares not tendered will continue to accrue dividends;

               (D) that, unless the Company defaults in making payment therefor, any Preference Shares accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

               (E) that Holders electing to have any Preference Shares purchased pursuant to a Change of Control Offer will be required to surrender the certificate or certificates representing such shares, properly endorsed for transfer together with such customary documents as the Company and the transfer agent may reasonably require, in the manner and at the place specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

               (F) that Holders will be entitled to withdraw their election if the Company receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of Preference Shares the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Preference Shares purchased;

               (G) that Holders whose Preference Shares are purchased only in part will be issued a new certificate representing the unpurchased Preference Shares; and

               (H) the circumstances and relevant facts regarding such Change of Control.

               (iii) The Company will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of Preference Shares in connection with a Change of Control Offer.

               (iv) On the Change of Control Payment Date the Company shall (A) accept for payment the Preference Shares validly tendered pursuant to the Change of Control Offer, (B) pay to the Holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Company defaults in the payment for the Preference Shares tendered pursuant to the Change of Control Offer, dividends will cease to accumulate with respect to the Preference Shares tendered and all rights of Holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

               (v) If the purchase of the Preference Shares would violate or constitute a default under the Senior Credit Facilities, the Senior Notes or any other Indebtedness, then, notwithstanding anything to the contrary contained above, prior to complying with the foregoing provisions, but in any event within 30 days following the Change of Control Date, the Company shall, to the extent needed to permit such purchase of the Preference Shares, either (A) repay in full all such Indebtedness under the Senior Credit Facilities, the Senior Notes and such other Indebtedness and, in the case of the Senior Credit Facilities, the Senior Notes or other Indebtedness, terminate all commitments outstanding thereunder or (B) obtain the requisite consents, if any, under the Senior Credit Facilities, the Senior Notes or the instruments governing such Indebtedness required to permit the repurchase of Preference Shares required by this paragraph (i). Until the requirements of the immediately preceding sentence are satisfied, the Company shall not make, and shall not be obligated to make, any Change of Control Offer; provided that the Company's failure to comply with the
                       --------
     provisions of this paragraph (i)(v) shall constitute a Voting Rights Triggering Event.

          (j) Conversion or Exchange.  The Holders of Preference Shares shall
              ----------------------
not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company or for Exchange Notes.

          (k) Reissuance of Preference Shares.  Preference Shares that have been
              -------------------------------
issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Bermuda) have the status of authorized and unissued Preference Shares undesignated as to series and may be redesignated and reissued as part of any series of Preference Shares, provided that any issuance of such Preference
                             --------
Shares must be in compliance with the terms hereof.

          (l) Business Day.  If any payment, redemption or exchange shall be
              ------------
required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

          (m) Definitions.  As used in this Certificate of Designation, the
              -----------
following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Advisory Services Agreement" means the Advisory Services Agreement,
           ---------------------------
     dated as of March 25, 1997, between Global and PCG Telecom Services LLC, a Delaware limited liability company.

          "Affiliate" as applied to any Person, means any other Person directly
           ---------
     or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including the correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (ii) the ownership of more than 10% of the voting securities of that Person; provided that
                                                            --------
     Preference Shares shall not constitute voting securities.

          "Board of Directors" means, with respect to any Person, the Board of
           ------------------
     Directors of such Person or any duly authorized committee of that Board.

          "Board Resolution" means a copy of a resolution certified pursuant to
           ----------------
     an Officers' Certificate to have been duly adopted by the Board of Directors of the Company and to be in full force and effect, and delivered to the Holders.

          "Business Day" means any day excluding Saturday, Sunday and any day
           ------------
     which is a legal holiday under the laws of New York, New York or of Canada or Bermuda or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

          "Cable System" means the submarine fiber optic cable system linking
           ------------
     the United States to the United Kingdom, the United Kingdom to Germany (and/or the Netherlands) and Germany (and/or the Netherlands) to the United States.

          "Capital Stock" means (i) with respect to any Person that is a
           -------------
     corporation, any and all shares, interests, membership units, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class of Common Stock or Preferred Shares of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Change in Law" means any change in or amendment to any Law, or any
           -------------
     change in official position regarding the application or interpretation of such Law.

          "Change of Control" means the occurrence of one or more of the
           -----------------
     following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent or the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof; (ii) the approval by the holders of Capital Stock of Parent or the Company of any plan or proposal for the liquidation or dissolution of Parent or the Company; (iii) any Person or Group (other than the Permitted Holders or Parent) shall become the owner, directly or indirectly, beneficially or of record, of Voting Stock representing more than 35% of the total voting power of all Voting Stock of Parent or the Company; (iv) the occurrence of any "Change of Control" as defined in the Senior Credit Facilities or the Senior Notes; or
     (v) the termination of PCG or its Affiliates under the Advisory Services Agreement.

          "Change of Control Date" shall have the meaning ascribed to it in
           ----------------------
     paragraph (i)(i) hereof.

          "Change of Control Offer" shall have the meaning ascribed to it in
           -----------------------
     paragraph (i)(i) hereof.

          "Change of Control Payment Date" shall have the meaning ascribed to it
           ------------------------------
     in paragraph (i)(ii) hereof.

          "Commercial Operation Date" means the date of commercial service for
           -------------------------
     the entire Cable System as defined in the Supply Contract.

          "Common Stock" of any Person means any and all shares, interests or
           ------------
     other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company Taxes" means, with respect to any semi-annual period, the
           -------------
     amount of any Tax imposed during, or with respect to, such period and to which the Company becomes subject after the date hereof as a result of any change in or amendment to any law or any change in official position regarding the application or interpretation of such law which becomes effective after the date hereof.

          "Company" means Global Telesystems Holdings Ltd., a company organized
           -------
     under the laws of Bermuda.

          "Disqualified Capital Stock" means any Capital Stock of the Company or
           --------------------------
     a Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Preference Shares, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Shares of a Subsidiary of the Company and (ii) any Preferred Shares of the Company, with respect to either of which, under the terms of such Preferred Shares, by agreement or otherwise, such Subsidiary of the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Preference Shares; provided,
                                                                 --------
     however, that Preferred Shares of the Company or any Subsidiary thereof
     -------
     that are issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Shares in the event of a change of control of the Company or Subsidiary, which provisions have substantially the same effect as the provisions hereof described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

          "Dividend Default" shall have the meaning ascribed to it in paragraph
           ----------------
     (g)(ii) hereof.

          "Dividend Payment Date" means March 1, June 1, September 1 and
           ---------------------
     December 1 of each year; provided that the payment of cash dividends shall
                              --------
     occur only on each June 1 and December 1.

          "Dividend Period" means each semi-annual period ending on a Dividend
           ---------------
     Payment Date.

          "Dividend Record Date" means the February 15, May 15, August 15 and
           --------------------
     November 15 of each year preceding such Dividend Payment Date.

          "Excess Cash Flow" means for each semi-annual period commencing after
           ----------------
     the Commercial Operation Date, 100% of Operating Cash Flow minus (i) an
                                                                -----
     amount of Company operating expenses not to exceed $2.5 million per annum without the consent of the holders of a majority in aggregate liquidation preference of the outstanding Preference Shares, minus (ii) an amount equal
                                                      -----
     to all Permitted Tax Distributions, minus (iii) all Parent expenses not to
                                         -----
     exceed $1.5 million without the consent of the holders of a majority in aggregate liquidation preference of the outstanding Preference Shares, minus (iv) any Company Taxes and minus (v) an amount equal to the
             -----                            -----
     aggregate of all amounts required to be paid to the holders of Senior Notes during such semi-annual period.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
     from time to time, and any successor statute.

          "Exchange Date" means the date of issuance of any Exchange Notes in
           -------------
     accordance with paragraph (h) hereof.

          "Exchange Notes" shall have the meaning ascribed to it in paragraph
           --------------
     (h)(i) hereof.

          "Exchange Notice" shall have the meaning ascribed to it in paragraph
           ---------------
     (h)(ii) hereof.

          "Global" means Global Telesystems Ltd., a company organized under the
           ------
     laws of Bermuda, and which is a wholly-owned Subsidiary of the Company.

          "Holder" means a holder of Preference Shares as reflected in the stock
           ------
     books of the Company.

          "Indebtedness" means, with respect to any Person, (i) all
           ------------
     indebtedness, obligations and liabilities of such Person for borrowed money, (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet of such Person in conformity with generally accepted accounting principles, (iii) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, of such Person, (iv) any indebtedness, obligation or liability of such Person owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness, obligations and liabilities secured by any lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person except that "Indebtedness" shall not include trade payables and accrued liabilities incurred in the ordinary course of business for the purchase of goods or services which are not secured by a lien, (vi) guarantees of such Person in respect of Indebtedness of other Persons and (vii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such

     Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided that Indebtedness shall
                                              --------
     not include any obligations of Global under the Supply Contract. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          "Issue Date" means the date of original issuance of the Preference
           ----------
     Shares.

          "Junior Securities" shall have the meaning ascribed to it in paragraph
           -----------------
     (d) hereof.

          "Laws" means all applicable statutes, laws, ordinances, regulations,
           ----
     rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village municipality or Tribunal and "Law" means each of the foregoing.

          "Mandatory Redemption Price" shall have the meaning ascribed to it in
           --------------------------
     paragraph (f)(ii) hereof.

          "Officer" means the Chairman of the Board, the Chief Executive
           -------
     Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of the Company, as the case may be.

          "Officers' Certificate" means, as applied to any corporation, a
           ---------------------
     certificate executed on behalf of such corporation by two Officers.

          "Operating Cash Flow" means, with respect to Global, for each semi-
           -------------------
     annual period commencing after the Commercial Operation Date, that portion of Global's "Excess Cash Flow" (as defined in the Senior Credit Facilities
     as in effect on June   , 1997, which definition is incorporated by
     reference herein and may be amended, supplemented or otherwise modified in a manner that is not materially adverse to the Holders) available to the Company pursuant to the terms of the Senior Credit Facilities as in effect on June , 1997 (which terms are incorporated by reference herein and may be amended, supplemented or otherwise modified in a manner that is not materially adverse to the Holders) in respect of such period.

          "Opinion of Counsel" means an opinion of counsel that, in such
           ------------------
     counsel's opinion, all conditions precedent to be performed by the Company prior to the taking of any proposed action have been taken.

          "Optional Redemption Price" shall have the meaning ascribed to it in
           -------------------------
     paragraph (f)(i) hereof.

          "Parent" means GT Parent Holdings LDC, a Cayman Islands limited
           ------
     duration company, and the parent company of the Company.

          "Parity Securities" shall have the meaning ascribed to it in paragraph
           -----------------
     (c) hereof.

          "PCG" means Pacific Capital Group, Inc., or its Affiliates.
           ---

          "Permitted Holders" means each of PCG, CIBC and PCG Telecom LDC and
           -----------------
     their respective Affiliates.

          "Permitted System Upgrade" means upgrades to the Cable System
           ------------------------
     contemplated by Article 6-A of the Supply Contract in an amount not to exceed $75 million.

          "Permitted Tax Distributions" means the payment of distributions to
           ---------------------------
     Parent at such times and in such amounts that are sufficient to enable Parent to satisfy timely, or to further distribute such amounts to its members or their members, partners, or shareholders (collectively, "Upper Tier Persons") in order that such Upper Tier Persons may satisfy timely, any Tax liability resulting from a Change in Law that becomes effective after the date hereof, which distributions shall take into account, and be increased by, any further Taxes imposed upon Parent or an Upper Tier Entity as a result of the receipt of such distributions.

          "Person" means and includes natural persons, corporations, limited
           ------
     liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Preference Shares" shall have the meaning ascribed to it in the
           -----------------
     introductory paragraph hereof.

          "Preferred Shares" of any Person means any Capital Stock of such
           ----------------
     Person that has preferential rights (as
     compared to any other Capital Stock of such Person) with respect to dividends or redemptions or upon liquidation.

          "Redemption Date", with respect to any Preference Shares, means the
           ---------------
     date on which such Preference Shares are redeemed by the Company.

          "Redemption Notice" shall have the meaning ascribed to it in paragraph
           -----------------
     (f)(iii) hereof.

          "Senior Credit Facilities" means the long form Senior Credit
           ------------------------
     Facilities Commitment Letter and, upon execution thereof, instead means, the Credit Agreement among Global, the lenders named therein and Canadian Imperial Bank of Commerce, as agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of Global as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Senior Notes" means the Senior Notes due 2004 of the Company issued
           ------------
     pursuant to the Senior Note Securities Purchase Agreement dated as of March 25, 1997 among the Company and the purchasers named therein as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

          "Senior Securities" shall have the meaning ascribed to it in paragraph
           -----------------
     (c) hereof.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
     association or other business entity of which more than 50% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereto is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Supply Contract" means the Project Development and Construction
           ---------------
     Contract dated as of March 25, 1997 between AT&T-Submarine Services, Inc. and Global, as amended from time to time.

          "Taxes" means all taxes, assessments, fees, levies, impost, duties,
           -----
     penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties, from time to time or at any time imposed by any Law or any Tribunal.

          "Tribunal" means any government, any arbitration panel, any court or
           --------
     any governmental department, commission, board, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

          "Voting Rights Triggering Event" shall have the meaning ascribed to it
           ------------------------------
     in paragraph (g)(iv) hereof.

          IN WITNESS WHEREOF, the Company has caused this Certificate to be
signed by                          , its                       , this     day of
June, 1997.


                              GLOBAL TELESYSTEMS HOLDINGS LTD.


                              By:___________________________
                                 Name:
                                 Title:

                                                         (Revised June 13, 1997)

SENIOR SUBORDINATED EXCHANGE NOTE THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE DISPOSED OF OR TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. IN THE CASE OF A TRANSFER OTHER THAN (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) PURSUANT TO RULE 144A UNDER THE ACT, FOR SO LONG AS IT IS AVAILABLE, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE ACT THAT PURCHASES FOR ITS ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, THE HOLDER SHALL, AT THE REQUEST OF THE COMPANY, PROVIDE TO THE ISSUER HEREOF AN OPINION OF COUNSEL THAT THE TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

                    GLOBAL TELESYSTEMS LTD. (the "Company")

                       SENIOR SUBORDINATED EXCHANGE NOTE
                               DUE APRIL 1, 2007

$____________                                               [DATE]


          GLOBAL TELESYSTEMS LTD., a Bermuda company ("Payor"), for value received, promises to pay to the order of _________ ("Payee") the principal amount of __________ DOLLARS ($____________), together with accrued interest thereon, calculated and payable as set forth below in this Note (together with any PIK Notes issued pursuant to Section 2.1 below, the "Notes"). The principal and interest on the Notes is payable in lawful money of the United States of America in immediately available funds at such place in the United States as Payee may from time to time designate in writing to Payor.

          This Note is made pursuant to that certain Preference Share Securities Purchase Agreement (the "Purchase Agreement"), dated March 25, 1997, by and between Global Telesystems Holdings Ltd. ("Holdings") and the Purchasers named therein, and is one of the "Exchange Notes" referred to therein. All capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

SECTION 1 DEFINITIONS

          1.1  Certain Defined Terms
               ---------------------

          The following terms used in this Note shall have the following meanings:

          "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the

Company or assumed in connection with the acquisition of assets from such Person.

          "Additional Amounts" has the meaning ascribed to such term in Section 7.10.

          "Additional Shares" means the purchase by one or more Persons of shares of the Class A Common Shares of Parent representing 8.5% of such outstanding shares of voting Common Stock of Parent on the Closing Date for gross proceeds to Parent of at least $7.5 million, which proceeds will be contributed to Holdings on the Closing Date.

          "Advisory Services Agreement" means the Advisory Services Agreement, dated as of March 25, 1997, between Global and PCG Telecom Services LLC, a Delaware limited liability company.

          "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (ii) the ownership of more than 10% of the voting securities of that Person; provided that the Senior Preferred Stock shall not constitute voting securities.

          "Affiliate Transaction" has the meaning ascribed to such term in
Section 4.9.

          "Agent" has the meaning ascribed to such term in Section 7.8.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease, assignment, transfer or other disposition for value (including, without limitation, pursuant to any amalgamation, merger or consolidation or pursuant to any sale-and-leaseback transaction) by the Company or by any of its Subsidiaries to any Person other than the Company or any of its wholly-owned Subsidiaries (any such transaction, a "disposition") of (i) any Capital Stock of any of the Company's Subsidiaries, (ii) all or substantially all of the assets of any division or line of business of the Company or of any of its Subsidiaries, or
(iii) any other assets (whether tangible or intangible) of the Company or of any of its Subsidiaries; excluding (a) any disposition of inventory in the ordinary
                     ---------
course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company or the lease or sub-lease of any real or personal property in the ordinary course of business, (b) any sale, lease or transfer of Capacity and (c) any disposition of stock or assets in any single transaction or related series of transactions the aggregate value of which is equal to $1,000,000 or less.

          "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

          "AT&T-SSI" means AT&T Submarine Systems, Inc.

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (III)(a) or (III)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (III)(c), of
Section 2.2C(i).

          "Bank Indebtedness" means any and all obligations of every nature of the Company and its Subsidiaries under or in respect of the Senior Credit Facilities whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

          "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

          "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

          "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of that Board.

          "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York or of Canada or Bermuda or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

          "Cable System" means the submarine fiber optic cable system linking the United States to the United Kingdom, the United Kingdom to Germany (and/or the Netherlands) and Germany (and/or the Netherlands) to the United States.

          "Capacity" means all capacity of the Cable System which is available for sale, lease or other disposition, as more specifically defined in the Capacity Sales Agreements.

          "Capacity Sales Agreements" means any agreement between the Company or any of its Subsidiaries and any other Person providing for the sale, lease or other disposition of Capacity of the Cable System.

          "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, membership units, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United

States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P's or Moody's; and (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P's or Moody's; and (vi) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above.

          "Certificate of Designation" means the Certificate of Designation duly adopted by the Board of Directors of the Company setting forth the rights, preferences and priorities of the Preference Shares.

          "Change in Law" means any change in or amendment to any Law, or any change in official position regarding the application or interpretation of such Law.

          "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent, Holdings or the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof; (ii) the approval by the holders of Capital Stock of Parent, Holdings or the Company of any plan or proposal for the liquidation or dissolution of Parent, Holdings or the Company; (iii) any Person or Group (other than the Permitted Holders or Parent or Holdings) shall become the owner, directly or indirectly, beneficially or of record, of Voting Stock representing more than 35% of the total voting power of all Voting Stock of Parent, Holdings or the Company; (iv) the occurrence of any "Change of Control" as defined in the Senior

Credit Facilities; or (v) the termination of PCG or its Affiliates under the Advisory Services Agreement.

          "Change of Control Date" has the meaning ascribed to such term in
Section 2.2C(ii).

          "Change of Control Offer" has the meaning ascribed to such term in
Section 2.2C(ii).

          "CIBC" means CIBC Wood Gundy Securities Corp. or its Affiliates.

          "CIBC Capital Equity Investment" means the purchase by CIBC Wood Gundy Capital (SFC) Inc. or one or more of its Affiliates of shares of Class C Common Shares of Parent representing 38.25% of the outstanding shares of voting Common Stock on the Closing Date for gross proceeds to Parent of at least $33.75 million, which proceeds will be contributed to the Company on the Closing Date.

          "Closing Date" means the date of the consummation of the purchase of the Preference Shares.

          "Commercial Operation Date" means the date of commercial service for the entire Cable System as defined in the Supply Contract.

          "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

          "Company" has the meaning ascribed to such term in the introduction to this Note.

          "Company Taxes" means with respect to any Taxable period of the Company, the amount of Tax imposed during, or with respect to, such period as a result of a Change in Law which change becomes effective after the Closing Date.

          "Consolidated Interest Coverage Ratio" means of any Person, with respect to any determination date, the ratio of (i) EBITDA for such Person's prior four full Fiscal Quarters for which financial results are available, to
(ii) consolidated Interest Expense of such Person for such period. For purposes of computing the Consolidated Interest Coverage Ratio, (A) if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition (by way of merger, consolidation or otherwise) of any Person, business, property or assets (an "Acquisition"), then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company and the inclusion in the Company's EBITDA of the EBITDA of the acquired Person, business, property or assets, (B) if any Indebtedness outstanding or to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account on a pro forma basis any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months), (y) bears, at the option of the Company or a Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Subsidiary, either a fixed or floating rate and (z) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period, (C) for any Fiscal Quarter prior to the date hereof included in the calculation of such ratio, such calculation shall be made on a pro forma basis, giving effect to the Transaction, the issuance of the Notes, the incurrence of Indebtedness under the Senior Credit Facilities and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation and (D) for any Fiscal Quarter included in the calculation of such ratio prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any Acquisition was affected, by the Company or any of its Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each Asset Sale, incurrence of Indebtedness or Acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation.

          "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the total interest expense of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount (other than original issue discount attributable to the issuance of the Senior Notes), non-cash interest payments and the interest component of Capitalized Lease Obligations), whether paid or accrued, to the extent such expense was deducted in computing the Consolidated Net Income of such Person, and (ii) an amount equal to the product of (A) all redeemable cash dividends paid during such period on any Disqualified Capital Stock of such Person and its Subsidiaries times (B) a fraction, the numerator of which is one and the
             -----
denominator of which is one minus the then effective consolidated Federal, state and local tax rate of such Person expressed as a decimal.

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of any other Person in which such
           --------
Person or any of its Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such Person or such Subsidiary by such other Person during such period; (b) the net income of any Subsidiary of such Person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction would prevent the payment of an amount that otherwise could have been paid to such Person or to a Subsidiary of such Person not subject to any Payment Restriction; and (c) there shall be excluded (i) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) all gains and losses realized on any Asset Sale (without regard to the $1,000,000 threshold set forth in the definition of Asset
Sale), (iii) all gains and losses realized on the purchase or other acquisition by such Person or any of its Subsidiaries of any Securities of such Person or any of its Subsidiaries, (iv) all other net extraordinary gains/losses, and
(v)(A) all non-cash charges (provided, however, that any cash payments actually
                             --------  -------
made with respect to the liabilities for which such charges were created shall be deducted from Consolidated Net Income in the period when made) and (B) all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, in each case, incurred by such Person or any of its Subsidiaries in connection with the Transaction.

          "Consolidated Tax Expense" means, for any Person, for any period, the aggregate income tax expense of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, excluding, however, the income tax expense of such Person attributable to a disposition of assets the gain from which is excluded form the calculation of "Consolidated Net Income," but only to the extent such income tax expense does not exceed the cash portion of the consideration received by such Person in connection with the disposition of such assets.

          "Contingent Obligation," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "Contractual Obligation", as applied to any Person, means any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Controlled Group" means (i) a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code or (ii) a group of trades or businesses under common control, as defined in Section 414(c) of the Internal Revenue Code, of which the Company or any of its Subsidiaries is a part or becomes a part.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

          "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

          "Designated Senior Indebtedness," as to the Company, means any Senior Indebtedness (a) under the Senior Credit Facilities, or (b) which at the time of determination exceeds

$75,000,000 in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility and (x) which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and
(y) as to which the Holders have been given written notice of such designation.

          "Disqualified Capital Stock" means any Capital Stock of the Company or a Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Senior Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Senior Notes; provided, however, that Preferred Stock of the Company or any Subsidiary thereof
--------  -------
that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or Subsidiary, which provisions have substantially the same effect as the provisions of this Note described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

          "Dollars" or the sign "$" means the lawful money of the United States of America.

          "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) Consolidated Tax Expense for such period, plus (iii) Consolidated Interest Expense (but only to the extent included in the determination of Consolidated Net Income) for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus
(b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP.

          "Environmental Laws" means the common law and all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et
                                                                            --
seq.), the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.),
---                                                                   -- ---
the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the
                                                               -- ---
Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Air
                                                        -- ---
Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
                        -- ---
(S) 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7
         -- ---
U.S.C. (S) 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. (S)
               -- ---
651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42
    -- ---
U.S.C. (S) 11001 et seq.), each as amended or supplemented, and any analogous
                 -- ---
future or present statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

          "Environmental Lien" means a Lien in favor of a Tribunal or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other Person in response to a Release or threatened Release of hazardous or toxic waste, substance or constituent into the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "Escrow Agreement" means the Escrow Agreement dated as of March 25, 1997 between Parent and United States Trust Company of New York, as escrow agent, relating to the Warrants.

          "Event of Default" means each of the events set forth in Section 5.

          "Excess Cash Flow" means for each semi-annual period commencing after the Commercial Operation Date, 100% of Operating Cash Flow minus (i) an amount of Holdings operating expenses not to exceed $2.5 million per annum without the consent of the holders of a majority in aggregate principal amount of the outstanding Notes, (ii) an amount equal to all Permitted Tax Distributions,
(iii) all Parent expenses not to exceed $1.5 million without the consent of the holders of Senior Notes as provided for in the Senior Notes, (iv) any Company Taxes and (v) an amount equal to the aggregate of all amounts required to be paid to the holders of Senior Notes during such semi-annual period pursuant to the Senior Note Purchase Agreement.

          "Excess Proceeds Offer" has the meaning ascribed to such term in
Section 2.2C(i).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Exchange Date" means the date on which Holdings exercises its right pursuant to the terms of the Certificate of Designation to exchange all of its then outstanding Preference Shares for Notes.

          "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any of Parent, Holdings, the Company or any of their respective Subsidiaries or any of their respective predecessors in interest.

          "Fiscal Quarter" means each quarterly accounting period of each Fiscal Year of the Company.

          "Fiscal Year" means each annual accounting period of the Company, ending on December 31 of each calendar year.

          "GAAP" means those generally accepted accounting principles and practices which are recognized as such by The Financial Accounting Standards Board and which are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations and changes in financial position, of the Company and its Subsidiaries, except that any accounting principle or practice required to be changed in order to continue as a generally accepted accounting principle or practice may be so changed.

          "Guaranteed Completion Date" means August 15, 1999.

          "Guaranty" means the Guaranty of AT&T Corp. of certain of the obligations of AT&T-SSI under the Supply Contract.

          "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to human health or safety or the environment.

          "Holder" shall mean the holder of this Note and "Holders" shall mean
                                                           -------
each of the holders of the Notes.

          "Holdings" means Global Telesystems Holdings Ltd., a Bermuda company.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that any amendment,
                               --------  -------
modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver (i) increases the principal thereof or interest rate or premium payable thereon or (ii) changes to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed; provided, further, that any Indebtedness of a
                                --------  -------
Person existing at the time such Person becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary of the Company.

          "Indebtedness" means, with respect to any Person, (i) all indebtedness, obligations and liabilities of such Person for borrowed money,
(ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, of such Person, (iv) any indebtedness, obligation or liability of such Person owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness, obligations and liabilities secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person except that "Indebtedness" shall not include trade payables and accrued liabilities Incurred in the ordinary course of business for the purchase of goods or services which are not secured by a Lien other than a Permitted Encumbrance and obligations under Interest Rate Agreements, Currency Agreements and obligations of Global under the Supply Contract (which constitute Contingent Obligations, not Indebtedness), (vi) guarantees of such Person in respect of Indebtedness of other Persons and (vii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Note, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

          "Independent Financial Advisor" means an accounting, appraisal, investment banking or consulting firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

          "Initial Blockage Period" has the meaning ascribed to such term in
Section 6.2(b).

          "Intercompany Indebtedness" means any Indebtedness of the Company or any Subsidiary of the Company which, in the case of the Company, is owing to any wholly-owned Subsidiary of the Company and which, in the case of any such Subsidiary, is owing to the Company or any wholly-owned Subsidiary of the Company; provided, however, that if as of any date any Person other than the
         --------  -------
Company or a wholly-owned Subsidiary of the Company or any lender under the Senior Credit Facilities owns or holds such Indebtedness, or holds any Lien in respect thereof, such Indebtedness shall no longer be Intercompany Indebtedness permitted to be Incurred pursuant to Section 4.1(v).

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

          "Investment" means (i) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, any securities of any other Person or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Investor Shares" means shares of the Class A Common Shares of Parent representing up to 15% of the outstanding shares of voting Common Stock on the Closing Date issued by Parent to holders of the Senior Preferred Stock.

          "Judgment Currency" has the meaning ascribed to such term in Section 7.8.

          "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal, and "Law" means each of the
                                                  ---
foregoing.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Margin Stock" has the meaning assigned to that term in Regulation U and Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means (i) a material adverse effect on (a) the Cable System or (b) the business, assets, revenues (after the Commercial Operation Date), results of operations (after the Commercial Operation Date) or financial condition of the Company and its Subsidiaries, taken as a whole, or
(c) the ability of the Company and its Subsidiaries to achieve the Commercial Operation Date by the Guaranteed Completion Date, (ii) a material adverse effect on the ability of the Company or its Subsidiaries to perform, or the impairment of the ability of the Holders to enforce, the obligations of the Company under this

Note or (iii) a material adverse effect on the ability of Global, the Company or its Subsidiaries to perform their obligations under the System Contracts, provided that an adverse change in sales or prospective sales of Capacity on the Cable System whether or not based on changes or perceived changes in external market conditions (including as a result of increased competition or introductions or applications of new technology) will not provide a basis that an event described above has occurred.

          "Maturity Date" has the meaning ascribed to such term in Section 2.1D.

          "Maximum Cash Interest Rate" means an interest rate of 15% per annum;

provided that any interest payable on the Notes pursuant to Section 2.1E shall
--------
be included in the determination.

          "Multiemployer Plan" means a Pension Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the board of directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

          "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

          "Obligations" means the Company's obligation to make timely payments of principal and interest on the Notes.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by two Officers; provided,
                                                                    --------
however, that every Officers' Certificate with respect to the compliance with a
-------
condition precedent to the issuance of the Notes hereunder shall include

(i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Note relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Operating Cash Flow" means, with respect to the Company, for each semi-annual period commencing after the Commercial Operation Date, that portion of the Company's "Excess Cash Flow" (as defined in the Senior Credit Facilities) available to Holdings pursuant to the terms of the Senior Credit Facilities in respect of such period.

          "Operations Agreement" means the Operations, Administration and Maintenance Agreement dated as of March 25, 1997 between AT&T-SSI and the Company, as amended from time to time.

          "Parent" means GT Parent Holdings LDC, a Cayman Islands limited duration company and the parent company of Holdings and Company.

          "Payment Blockage Period" has the meaning ascribed to such term in
Section 6.2(b).

          "Payment Date" has the meaning ascribed to such term in Section
2.2(D).

          "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

          "Payment Restriction" has the meaning ascribed to such term in Section 4.8.

          "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

          "PCG" means Pacific Capital Group, Inc. or its Affiliates.

          "PCG Common Equity Investment" means the issuance of shares of the Class B Common Shares of Parent representing 38.25% of the outstanding shares of voting Common Stock on the Closing Date for gross proceeds to Parent of at least $33.75 million, which proceeds will be contributed to the Company on the Closing Date.

          "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA which is subject to the provisions of Title IV of ERISA and which is maintained for employees of Parent, the Company, any of their respective Subsidiaries or any member of the Controlled Group.

          "Permitted Encumbrances" means (i) Liens granted to secure the Bank Indebtedness and the obligations of the Company and the Guarantors under this Note and the Guarantees; (ii) Liens existing on the Closing Date to the extent and in the manner such Liens are in effect on the Closing Date; (iii) Liens for Obligations under or otherwise contemplated by the Supply Contract; (iv) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 4.3; (v) statutory Liens of landlords and banks and rights of offset, and Liens of carriers, warehousemen, workmen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (vi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, utility payments, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (vii) any attachment or judgment Lien not constituting an Event of Default; (viii) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;
(ix) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (x) any (a) interest or title of a lessor or sublessor (other than the Company or any of its Subsidiaries) under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including without limitation ground leases or other prior leases of the demised premises, mortgages, mechanics' liens, tax liens, and easements), or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b); (x) Liens arising from filing UCC financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Note under which the Company or any of its Subsidiaries is a lessee; (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xiii) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (xiv) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its Subsidiaries; (xv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (xv) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business in accordance with past practices; and (xix) Liens to secure Permitted Refinancing Indebtedness to the extent the Indebtedness Refinanced was secured and such Liens do not extend to any property other than the property which was subject to the Lien under the Indebtedness being Refinanced.

          "Permitted Holders" means each of PCG, CIBC and PCG Telecom LDC and their respective Affiliates.

          "Permitted Investments" means

          (i) Investments by the Company, or by a Subsidiary thereof, in the Company or a Subsidiary;

          (ii) any Investment (including, without limitation, any promissory note or other debt obligation) issued by a purchaser or lessee or other user of any portion of the Cable System located within the jurisdiction of a Landing Country to the Company or Global in connection with a transaction permitted by the Senior Credit Facilities;

          (iii)  Investments in cash and Cash Equivalents;

          (iv) Investments by the Company, or by a Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary thereof;

          (v) reasonable and customary loans made to employees in connection with their relocation not to exceed $2 million in the aggregate at any one time outstanding; and

          (vi) an Investment that is made by the Company or a Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under Section 2.2C.

          "Permitted Refinancing Indebtedness" means (A) any Refinancing by the Company of Indebtedness of the Company or of its Subsidiaries and (B) any Indebtedness incurred pursuant to a Refinancing by any Subsidiary of the Company of Indebtedness Incurred by such Subsidiary, that does not (1) result in an increase in the total of the aggregate principal amount of the Indebtedness of such Person being Refinanced as of the date of such proposed Refinancing (if such Indebtedness that is Refinancing the existing Indebtedness is issued at a price less than 100% of the principal amount thereof, an increase shall not be deemed to have occurred unless the gross proceeds of such Indebtedness that is Refinancing the existing Indebtedness is in excess of the total of the aggregate principal amount of the Indebtedness being Refinanced as of the date of such proposed Refinancing) or (2) create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness
                               --------  -------
being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior in right of payment to the Notes or if recourse in respect of the Indebtedness being Refinanced is limited in any respect, then such Indebtedness proposed to be Incurred to Refinance the existing Indebtedness shall be subordinate in right of payment to the Notes and recourse with respect thereto, as the case may be, shall be limited at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "Permitted System Upgrade" means upgrades to the Cable System contemplated by Article 6-A of the Supply Contract in an amount not to exceed $75 million.

          "Permitted Tax Distributions" means the payment of distributions to Holdings at such times and in such amounts that are sufficient to enable Holdings and Parent to satisfy timely, or to further distribute such amounts to its members or their members, partners, or shareholders (collectively, "Upper Tier Persons") in order that such Upper Tier Persons may satisfy timely, any Tax liability resulting from a Change in Law that becomes effective after the Closing Date, which distributions shall take into account, and be increased by, any further Taxes imposed upon Holdings, Parent or an Upper Tier Entity as a result of the receipt of such distributions.

          "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "PIK Interest Amount" has the meaning ascribed to such term in Section 2.1B.

          "Placement Agent" means CIBC Wood Gundy Securities Corp., as placement agent for the Transaction.

          "Placement Agreement" means the Placement Agreement dated as of March 25, 1997 among Parent, Holdings and the Placement Agent, relating to the Transaction.

          "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA maintained by the Company or any of its Subsidiaries for employees of the Company or any of its Subsidiaries.

          "Plan Assets" means the assets of (i) an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a "plan" (as defined in Section 4975(e)(1) of the Code), (iii) any other entity deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 or otherwise under ERISA or (iv) any governmental plan subject to Federal, state or local law substantially similar to the provisions of Section 406 of ERISA or
Section 4975 of the Code.

          "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "Preference Share" means the Senior Increasing Rate Redeemable Exchangeable Preference Shares of Holdings.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights (as compared to any other Capital Stock of such Person) with respect to dividends or redemptions or upon liquidation.

          "Projections" means the financial projection of the Company provided to the Holders by the Company, its representatives, advisors or Affiliates in connection with the Transaction.

          "Purchase Agreement" has the meaning ascribed to such term in the introductory paragraphs hereof.

          "Real Property Assets" means interests in land, buildings, improvements, and fixtures attached thereto or used in the operation thereof, in each case owned or leased (as lessee) by the Company or its Subsidiaries.

          "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund or defease, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.

          "Refinanced" and "Refinancing" shall have correlative meanings.

          "Related Business Investment" means (i) any Investment by a Person in any other Person a majority of whose revenues are derived from a spur to the Cable System, (ii) any capital expenditure or Investment, in each case, reasonably related to a spur to the Cable System and (iii) any investment or capital expenditure in respect of any other submarine cable system.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

          "Reinvestment Date" has the meaning ascribed to such term in Section 2.2C(i).

          "Reportable Event" has the meaning set forth in Section 4043 of ERISA, but excluding any event for which the 30-day notice requirement has been waived by applicable regulations of the PBGC.

          "Representative" has the meaning ascribed to such term in Section 6.3(b).

          "Required Holders" means Holders holding in the aggregate more than 50% of the outstanding principal amount of Notes.

          "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a wholly-owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries (other than Capital Stock owned by the Company or a wholly-owned Subsidiary of the Company, excluding Disqualified Capital Stock), (iii) the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of, or the making of any principal payment on, any Subordinated Indebtedness other than Subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment and (v) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined in good faith by the Board of Directors of the Company.

          "Sales Agency Agreement" means the Sales Agency Agreement dated as of March 25, 1997 between AT&T-SSI and the Company, as amended.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Senior Credit Facilities" means the long form Senior Credit Facilities Commitment Letter and upon execution the Credit Agreement among the Company, the lenders named therein and Canadian Imperial Bank of Commerce, as agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Senior Indebtedness" means for any Person the principal of, premium, if any, and interest on and all other obligations with respect to any Indebtedness of such Person, whether outstanding on the Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (x) the principal of, premium, if any, and interest on all obligations of every nature of the Company from time to time owed to the lenders under the Senior

Credit Facilities, including, without limitation, all obligations in respect of letters of credit and principal of and interest on and all fees, indemnities, and expenses payable under the Senior Credit Facilities and (y) interest accruing thereon subsequent to the occurrence of any Event of Default specified in Sections 5.7 and 5.8 relating to the Company, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law. Notwithstanding the foregoing, "Senior Indebtedness" of any Person shall not include (a) Indebtedness evidenced by the Notes, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of such Person,
(c) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to such Person, (d) Indebtedness which is represented by Disqualified Capital Stock, (e) obligations for goods, materials or services purchased in the ordinary course of business or obligations consisting of trade payables, (f) Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered such Person, (g) any liability for federal, state, local or other taxes owed or owing by such Person, (h) Indebtedness of such Person to a Subsidiary of such Person and (i) that portion of any Indebtedness which is incurred by such Person in violation of this Note.

          "Senior Note Purchase Agreement" means the Senior Note Securities Purchase Agreement, dated March 25, 1997, among Holdings and the Purchasers named therein.

          "Senior Notes" are the Senior Notes of Holdings as described in the Senior Note Purchase Agreement.

          "Senior Officers" means each of the Chief Executive Officer, Senior Vice President and Chief Financial Officer of the Company.

          "Subordinated Indebtedness" means Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

          "Subsequent Notes" has the meaning ascribed to such term in Section 2.1C.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereto is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Supply Contract" means the Project Development and Construction Contract dated as of March 25, 1997 between AT&T-SSI and the Company.

          "System Contracts" means, collectively, the Supply Contract, Operations Agreement, Sales Agency Agreement and the Guaranty.

          "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties, from time to time or at any time imposed by any Law or any Tribunal.

          "Transaction" shall mean, collectively, (i) the entering into of the System Contracts for the purpose of establishing the Cable System, (ii) the PCG Common Equity Investment, (iii) the CIBC Capital Common Equity Investment, (iv) the purchase of the Preference Shares, (v) the Senior Notes Purchase Commitment,
(vi) the issuance of the Investor Shares pursuant to the Escrow Agreement, if applicable, and the Additional Shares and the commitment to issue the Warrants pursuant to the Escrow Agreement, (vii) the execution of a commitment letter to provide for the Senior Credit Facilities and (viii) the execution of the Advisory Services Agreement.

          "Transaction Documents" means the Preference Shares, the Purchase Agreement, the Notes, the Senior Note Purchase Agreement, the Senior Notes, the Senior Credit Facilities, the Advisory Services Agreement, the System Contracts, the Escrow Agreement and each agreement or instrument entered into in accordance with the foregoing and each other agreement or instrument entered into in accordance with the PCG Common Equity Investment, the CIBC Capital Common Equity Investment, the Investor Shares, the Additional Shares and the Warrants and each other agreement entered into in connection with the Transaction.

          "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

          "Trigger Event" means the occurrence of any event or the existence of any circumstances requiring or permitting the redemption of the Notes, or requiring an offer to purchase the Notes, in each case pursuant to the provisions of Section 2.2.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

          "Warrants" means Warrants to purchase shares of Class A Common Stock of Parent representing up to 5% of the fully diluted shares of Common Stock of Parent issued on the Execution Date and held pursuant to the Escrow Agreement pending delivery to holders of outstanding Preference Shares on April 1, 2001.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "wholly owned Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which 100% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other wholly-owned Subsidiaries of that Person or a combination thereof.

          1.2  Accounting Terms
               ----------------

          For the purposes of this Note, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

          1.3  Other Definitional Provisions
               -----------------------------

          Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

SECTION 2 TERMS OF NOTE

          2.1  Interest on the Notes
               ---------------------

          A.   Rate of Interest.  The Notes shall bear cash interest on the
               ----------------
unpaid principal amount thereof from the date of issuance (the "Issue Date") through maturity (whether by prepayment, acceleration or otherwise) initially at a rate of 14.00% per annum, which rate shall increase by .50% per annum commencing on April 1, 2001 and by an additional .50% per annum on each subsequent April 1, provided that in no case will the interest rate exceed
                    --------
20.00% per annum.

          B.  Interest Payments.  Interest shall be payable with respect to the
              -----------------
Notes, semi-annually in arrears on each December 1 and June 1 commencing on the first June 1 or December 1 after issuance thereof, and upon any prepayment of the Notes (to the extent accrued on the amount being prepaid) and at maturity of the Notes; provided, however, that if, on any interest payment date, the
           --------  -------
interest rate borne by the Notes exceeds the Maximum Cash Interest Rate, the Company may pay all or a portion of the interest payable in excess of the Maximum Cash Interest Rate by issuance of Subsequent Notes in an aggregate principal amount equal to the amount of such interest in excess of the Maximum Cash Interest Rate being so paid (the "PIK Interest Amount").

          C.  PIK Notes.  On each interest payment date on which the Company
              ---------
elects to pay a PIK Interest Amount pursuant to Section 2.1B, the Company shall execute and deliver to each Holder on such interest payment date a Note dated such interest payment date substantially in the form of this Note in a principal amount equal to such Holder's pro rata portion of such PIK Interest Amount (each a "Subsequent Note" and, together with all other Notes, the "Notes"). A Subsequent Note shall bear interest from the date of its issuance at the same rate borne by all Notes.

          D.  Maturity of Notes.  The Notes shall mature and the Company shall
              -----------------
pay in full the outstanding principal amount thereof and accrued interest thereon on April 1, 2007 (the "Maturity Date").

          E.  Defaulted Interest.  Any principal payments on the Notes not paid
              ------------------
when due and, to the extent permitted by applicable law, any interest payment on the Notes not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise then payable on the Notes.

          F.  Computation of Interest.  Interest on the Notes shall be computed
              -----------------------
on the basis of a 360-day year of twelve 30-day months. In computing interest on the Notes, the Exchange Date shall be included and the date of payment shall be excluded; provided, however, that if a Note is repaid on the same day on
             --------  -------
which it is issued, one day's interest shall be paid on that Note.

          2.2  Optional and Mandatory Redemption
               of Notes; Offers to Purchase Notes
               ----------------------------------

          A.   Optional Redemption.  The Company may, upon not less than three
               -------------------
Business Days' prior written notice confirmed in writing to each Holder, at any time and from time to time, on a pro rata basis, repurchase the Notes in whole
                                 --- ----
or in part at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning on April 1 of each year indicated below:

          Year             Percentage
          ----             -----------

          1997................ 114%
          1998................ 114
          1999................ 114
          2000................ 114
          2001................ 114
          2002................ 111
          2003................ 108
          2004................ 105
          2005................ 102
          2006................ 100


          B.   Excess Cash Flow Sweep.  Subject to the terms and conditions of
               ----------------------
the Senior Credit Facilities and the Senior Notes the Company will, on each June 1 and December 1 commencing on the first such date to occur more than 90 days after the Commercial Operation Date, apply an amount equal to 100% of Excess Cash Flow to mandatorily redeem the Notes on a pro rata basis, at the redemption
                                               --- ----
prices set forth below, plus, without duplication, an amount in cash equal to all unpaid and accumulated interest (including an amount in cash equal to all interest accrued since the interest payment date immediately prior to the redemption date); provided that any Excess Cash Flow shall be applied (i) first,
                  --------
to mandatorily redeem the Senior Notes pursuant to the provisions thereof and
(ii) second, to redeem the Notes in accordance with the terms of this Section 2.2B. The redemption prices shall be as follows if redeemed during the 12-month period beginning April 1 of the years set forth below:

          Year                       Percentage
          --------                   -----------

          1997......................... 114%
          1998......................... 114
          1999......................... 112
          2000......................... 112
          2001......................... 107
          2002 and thereafter.......... 111


At such time as at least 50% of the outstanding principal amount of Notes has been redeemed or repurchased pursuant to the terms of this Note, Excess Cash Flow may be used for a Permitted System Upgrade in lieu of redeeming any Notes.

          C.  Offers to Purchase Notes.
              ------------------------

          (i) Prepayments from Asset Sales.  The Company will not, and will not
              ----------------------------
     permit any of its Subsidiaries to, consummate an Asset Sale (other than those permitted under or contemplated by the Senior Credit Facilities) unless (I) the Company or such Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors); (II) not less than 85% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or Cash Equivalents; and (III) the Asset Sale Proceeds received by the Company or such Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase debt under the Senior Credit Facilities within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to a Related Business Investment, provided that such investment occurs or the Company or a Subsidiary enters
     --------
     into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds (the "Reinvestment Date"); (d) third, to an offer by Holdings to repurchase Senior Notes pursuant to the asset sale provisions thereof; and (d) fourth, if, on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $5,000,000, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer").

          (ii) Change of Control.  Upon the occurrence of a Change of Control
               -----------------
     (the date of such occurrence, the "Change of Control Date"), the Holders shall have the right to require the repurchase of all of the Notes pursuant to an offer to purchase (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued interest thereon to the date of repurchase.

          If the Senior Credit Facilities are in effect, or any amounts are owing thereunder, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in paragraph 2.2D below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all obligations under the Senior Credit

Facilities or offer to repay in full all obligations under the Senior Credit Facilities and repay the obligations under the Senior Credit Facilities of each lender who has accepted such offer or (ii) obtain the requisite consent under the Senior Credit Facilities to permit the repurchase of the Notes pursuant to this Section 2.2C. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with
                              --------
the covenant described in the preceding sentence constitutes an Event of Default described under Section 5.3 hereof if not cured within 30 days after the notice required by such clause.

          D.   Procedure for Redemption or Purchase.  Within 30 days following
               ------------------------------------
any Trigger Event the Company shall mail a notice to each Holder stating:

               (1) that the offer is being made pursuant to this Section 2.2 and stating the relevant subsection thereof and that, in the case of
     Section 2.2A, the principal amount of Notes to be redeemed and, in the case of Section 2.2C, that all Notes validly tendered will be accepted for payment (in the case of an Excess Proceeds Offer, to the extent of the Available Asset Sale Proceeds);

          (2) the purchase price and the purchase date which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Payment Date");

          (3) that any Note not tendered or accepted for payment will continue to accrue interest;

          (4) that any Note accepted for payment shall cease to accrue interest after the Payment Date unless the Company shall default in the payment of the repurchase price of the Notes;

          (5) that Holders electing to have Notes purchased pursuant to Section 2.4C will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company on or prior to 5:00 p.m. New York time on the Payment Date;

          (6) that Holders will be entitled to withdraw their election in the case of an offer pursuant to Section 2.2C if the Company receives, not later than 5:00 p.m. New York time on the Business Day preceding the Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (7) that, in the case of an Excess Proceeds Offer, the method of calculating the Available Asset Sale Proceeds and that if the aggregate principal amount of Notes surrendered by Holders exceeds the Available Asset Sale Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased);

          (8) that Holders whose Notes were purchased or redeemed only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

          (9) such other information or calculations reasonably necessary to the consummation of any such offer in accordance with the provisions hereof.

          On or before the Payment Date, the Company shall, to the extent lawful and to the extent required by this Note, accept for payment Notes or portions thereof tendered and shall mail or deliver to each tendering Holder an amount equal to the purchase or redemption price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue new Notes and mail or make available for delivery such new Notes to such Holder equal in principal amount to any unpurchased portion of the Notes surrendered, if applicable.

          Rule 14e-1.  The Company shall comply with the requirements of Rule
          ----------
14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 2.2 by virtue thereof.

          E.   Manner and Time of Payment.  All payments of obligations under
               --------------------------
the Notes by the Company shall be made without defense, set-off or counterclaim and in same-day funds and delivered to each Holder, unless otherwise specified, not later than 10:00 A.M. New York time on the date due to the account of such Holder as indicated on the relevant signature page hereto; funds received by a Holder after that time shall be deemed to have been paid by the Company on the next succeeding Business Day.

          F.   Payments on Non-Business Days.  Whenever any payment to be made
               -----------------------------
under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes.

SECTION 3 AFFIRMATIVE COVENANTS

          The Company covenants and agrees that, until the Notes and all other amounts due under this Note have been indefeasibly paid in full it shall perform all covenants in this Section 3 required to be performed by it:

          3.1  Financial Statements and Other Reports
               --------------------------------------

          The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Company will deliver to each Holder following the Exchange Date:

          (i) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year and within 90 days after the end of the fourth fiscal quarter of each fiscal year, (1) the consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal quarter, (2) the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to
     Section 3.1(viii), all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of each the Company and its Subsidiaries, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (3) a narrative report describing the operations of the Company and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in quarterly reports on Form 10-Q) prepared for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

          (ii) as soon as available and in any event within 90 days after the end of each fiscal year, (1) the consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, (2) the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to Section 3.1(viii) for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries as at the dates and the results of their operations and their cash flows for the periods indicated, (3) a narrative report describing the operations of the Company and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in quarterly reports on Form 10-K) prepared for such fiscal year, and (4) a report thereon of independent certified public accountants of recognized national standing, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of the Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iii) together with each delivery of financial statements pursuant to Sections (i) and (ii) above, (a) an Officers' Certificate of the Company stating that the signers have reviewed the terms of the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and
     (b) a compliance certificate demonstrating in reasonable detail compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in Sections 4.1 through
     4.17 inclusive;

          (iv) together with each delivery of consolidated financial statements pursuant to Section (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default that relates to accounting matters has come to their attention and, if any such condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be
                                  --------
     liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (b) stating that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the certificates delivered therewith is not correct;

          (v) promptly upon the sending or filing thereof, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders or by any Subsidiary of the Company to its security holders other than the Company or another Subsidiary of the Company;

          (vi) promptly after a responsible officer has knowledge thereof, the Company will give written notice to the Holders of (a) the occurrence of an Event of Default or Potential Event of Default, (b) any default under any Contractual Obligation of the Company that could reasonably be expected to have a Material Adverse Effect, and (c) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

          (vii) promptly upon any Senior Officer obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by the Company to Holders or (Y) any material development in any Proceeding that, in any case:

               (1) could reasonably be expected to have a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any material damages or obtain material relief as a result of, the Transaction, written notice thereof together with such other information as may be reasonably available to the Company or any of its Subsidiaries to enable the Holders and their counsel to evaluate such matters;

          (viii) within 60 days of the Commercial Operation Date, the Company will adopt an operating budget and an operating plan for the initial operating year and within 60 days of each subsequent operating year, an operating plan for such year;

          (ix) in writing, promptly upon an Officer obtaining knowledge that the Company or any of its Subsidiaries has received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (y) the release or threatened release of any toxic or hazardous waste, substance or constituent into the environment which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (z) the existence of any Environmental Lien on any properties or assets of the Company or any of its Subsidiaries;

          (x) promptly after the availability thereof, copies of all material amendments to the certificate of incorporation or by-laws of the Company or any of its Subsidiaries;

          (xi) promptly upon any Person becoming a Subsidiary of the Company, a written notice setting forth with respect to such Person the date on which such Person became a Subsidiary of the Company; and

          (xii) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries or any of their respective property, business or assets as from time to time may be reasonably requested by any Holder of $25 million or more of Notes to enable such purchaser to confirm compliance by the Company with the covenants contained herein; provided that no information or data shall be
                                 --------
     required to be delivered hereunder or under any other provision of this
     Note if it would violate any applicable attorney-client or accountant-client privilege.


          3.2  Corporate Existence, Etc.
               ------------------------

          The Company will at all times preserve and keep in full force and effect its corporate existence and rights and franchises to its business and those of each of its Subsidiaries, except where the failure to so preserve or keep could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.3  Payment of Taxes and Claims;
               Tax Consolidation
               ----------------------------

          A. The Company will, and will cause each of its Subsidiaries to, pay all material Taxes, assessments and other governmental charges imposed upon it or any of its material properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets prior to the time when any material penalty or fine shall be incurred with respect thereto, provided, however, that no such Tax assessment, charge or claim
                 --------  -------
need be paid if the validity or amount of such charge or claim is being diligently contested in good faith and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          B. The Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Company or any of its Subsidiaries so long as the filing of such consolidated income tax return is permitted by applicable law).

          3.4  Maintenance of Properties; Insurance
               ------------------------------------

          From and after the Commercial Operation Date, the Company will cause the Cable System to be operated in an efficient and businesslike manner in accordance with the Supply Contract and the Operations Agreement. The Company will maintain or cause to be maintained, with financially sound and reputable insurers or with self insurance programs, in each case to the extent consistent with prudent business practices and customary in its industries, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds (including, in any event, business interruption insurance) and in the amounts customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and owning similar properties in the same general respective areas in which the Company and its Subsidiaries operate; provided,
                                                                    --------
that in no event shall the Company maintain insurance at levels below those required by the Senior Credit Facilities.

          3.5  Inspection
               ----------

          The Company shall permit one authorized representative designated by the Holders to visit and inspect any of the properties of the Company or its Subsidiaries, including, without limitation, its and their financial and accounting records, and to make copies, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that representatives of the Company or any of its Subsidiaries may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

          3.6  Limitation on Loans
               -------------------

          The Company will not, and will not permit any of its Subsidiaries to, create, incur or otherwise cause of suffer to exist or become effective any Liens of any kind other than Liens permitted by Section 4.3 upon any property or asset of the Company or and Subsidiary or any shares of stock or debt of any Subsidiary which owns property or assets, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes,
                                                      ---- -----
then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or
(ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes to the same extent as such subordinated Indebtedness is subordinated to the Notes.

          3.7  Compliance with Laws, Etc.
               -------------------------

          The Company shall and shall cause each of its Subsidiaries to comply with the requirements of all applicable Laws of any Tribunal, noncompliance with which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          3.8  Maintenance of Accurate Records, Etc.
               ------------------------------------

          The Company shall keep, and shall cause each of its Subsidiaries to keep, true books and records and accounts in which full and correct entries will be made of all its respective business transactions, and will reflect, and cause each of its Subsidiaries to reflect, in its respective financial statements adequate accruals and appropriations to reserves.

          3.9  ERISA Compliance
               ----------------

          Each of the Company and its Subsidiaries will (i) make prompt payment of all contributions which it is obligated to make under all Pension Plans and which are required to meet the minimum funding standard set forth in ERISA with respect to each of the Pension Plans, except where the failure to make such payment could not reasonably be expected to have a Material Adverse Effect, and
(ii) notify the Holders promptly upon becoming aware of any fact, including but not limited to, any Reportable Event arising in connection with any of the Pension

Plans that is not a Multiemployer Plan, which could be reasonably expected to constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan, together with a statement as to the action, if any, proposed to be taken with respect thereto.

          3.10 Payments in U.S. Dollars
               ------------------------

          Other than with respect to PIK Interest Amounts, all payments of any obligations to be made hereunder by the Company or any other obligor with respect thereto shall be made solely in U.S. Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

          3.11 Form, Registration, Transfer and
               Exchange of Notes; Lost Notes
               --------------------------------

          The Notes are issuable as registered Notes without coupons in denominations of at least $1,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of the like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the Holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

          Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

          3.12 Holders' Meeting
               ----------------

          The Company will participate in a meeting with the Holders twice during each fiscal year to be held at a location and a time selected by the Holders and reasonably satisfactory to the Company.

SECTION 4 NEGATIVE COVENANTS

          The Company covenants and agrees that until the repayment in full of the Notes and all other obligations due under this Note it will fully and timely perform all covenants in this Section 4.

          4.1  Indebtedness
               ------------

          The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, Incur, or remain or become directly or indirectly liable with respect to, any Indebtedness, except for the following ("Permitted Indebtedness"):

          (i) the Company may Incur and remain liable with respect to the obligations under the Notes;

          (ii) the Company and its Subsidiaries may Incur and remain liable with respect to the Bank Indebtedness; provided, however, that the aggregate
                                       --------  -------
     principal amount of Indebtedness under the Senior Credit Facilities shall not exceed the sum of $425,000,000 less the sum of (a) the aggregate amount of scheduled amortization payments of the principal amount thereof actually made (other than with respect to the revolving loan commitments under the Senior Credit Facilities), (b) the aggregate amount of mandatory prepayments of the principal amount thereof actually made (other than with respect to the revolving loan commitments under the Senior Credit Facilities) and (c) each permanent reduction of commitments to extend credit thereunder not otherwise caused pursuant to clause (a) or (b);

          (iii) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by Section 4.6 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iv) the Company and its Subsidiaries may remain liable with respect to Indebtedness in respect of Capital Leases or incurred to finance (a) the purchase price of equipment, fixtures and any other similar property or the remodeling or other improvement costs of any facility of the Company or any of its Subsidiaries or (b) the purchase price of any Real Property Assets; provided that the aggregate amount of
                                        --------
     Indebtedness incurred under this Section 4.1(iv) from and after the Closing Date shall not exceed $25 million at any time outstanding;

          (v) the Company and its Subsidiaries may Incur and remain liable with respect to Intercompany Indebtedness;

          (vi) the Company and its Subsidiaries may Incur and remain liable with respect to Permitted Refinancing Indebtedness;

          (vii) Subsidiaries of the Company acquired after the Closing Date may remain liable with respect to Indebtedness existing immediately prior to the time any such entity became a Subsidiary of Company in an aggregate amount for all such Subsidiaries not to exceed $10 million at any time outstanding; provided that such Indebtedness is not incurred in
                  --------
     contemplation of such acquisition;

          (viii) the Company may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed at any time outstanding $25 million;

          (ix) to the extent permitted under the Senior Credit Facilities, Indebtedness under, or constituting net exposure under, interest and currency hedging arrangements entered into to hedge obligations under the Senior Credit Facilities; and

          (x) Indebtedness incurred in connection with Permitted Sale Leasebacks (as defined in the Senior Credit Facilities) in an amount not to exceed at any time outstanding $ 5.0 million.

          In addition to the foregoing, at any time if no Event of Default or Potential Event of Default with respect to the Notes shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness if the Consolidated Interest Coverage Ratio immediately preceding the time at which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis in accordance with GAAP.

          4.2  Senior Subordinated Indebtedness
               --------------------------------

          The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness that is by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or of such Subsidiary ("Subordinated Indebtedness") unless such Subordinated Indebtedness is also by its terms (or by the terms of any agreement governing such Subordinated Indebtedness) made expressly subordinate to the Notes to the same extent and in the same manner as such Notes are subordinated to Senior Indebtedness of the Company.

          4.3  Liens
               -----

          The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or of any of its Subsidiaries, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)  Permitted Encumbrances;

          (ii) Liens on (a) Real Property Assets or (b) equipment, fixtures and other similar property of Company and any of its Subsidiaries, in each case securing Indebtedness described in Sections 4.1(iv) and 4.1(vii); provided
                                                                       --------
     that such Liens shall extend only to the equipment, fixtures, and other similar property so financed (and improvements or attachments thereto) and the proceeds thereof;

          (iii) Liens securing Indebtedness permitted under Section 3.1(viii), which Liens are existing prior to the time the entity which incurred such Indebtedness became a Subsidiary of the Company; provided that such Liens
                                                      --------
     were not incurred in connection with, or in contemplation of, the acquisition of such Subsidiary of the Company and such Liens extend or cover only the property and assets of such entity which were covered by such Liens and which were owned by such entity, in each case at the time such entity became a Subsidiary of the Company (and improvements or attachments thereto); and

          (iv) the replacement, extension or renewal of any Lien permitted by this Section 4.3 upon or in the same property subject to such Lien and as security for the same obligations or any refinancings thereof to the extent such refinancings are permitted under Section 4.1; provided that such Lien
                                                        --------
     does not extend to or cover any property other than the property covered by such Lien immediately prior to such replacement, extension or renewal of such Lien (and improvements or attachments thereto) and the principal of the obligations secured thereby is not increased.

          4.4  Restricted Payments
               -------------------

          The Company shall not make, and shall not permit any of its Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Event of Default or Potential Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b)  immediately after giving pro forma effect to such Restricted
                                        --- -----
     Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the last paragraph of Section 4.1; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Closing Date does not exceed the sum of (1) 25% of the Company's Consolidated Net Income (or in the event that such Consolidated Net Income shall be a deficit, minus 100% of such deficit) after the Closing Date, plus (2) 100% of the aggregate Net Proceeds from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be.

          The provisions of this Section 4.4 shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Note, (ii) the retirement of any shares of Capital Stock of the Company or Subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption, repayment or retirement of Subordinated Indebtedness in exchange for, by conversion into, or out of the Net Cash Proceeds of, a substantially concurrent sale or incurrence of Capital Stock (other than Disqualified Capital Stock) or of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being redeemed, repair or retired, (iv) the retirement of any shares of

Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock, (v) the payment of dividends to Holdings in such amounts and at such time as is necessary for the payment of interest, principal or premium on the Senior Notes in accordance with the terms thereof and the Senior Note Purchase Agreement in effect on the Closing Date, (vi) the payment of an amount not to exceed 1.5% of the gross revenues of Holdings for management services provided by PCG under the Advisory Services Agreement, (vii) the payment of dividends to Holdings, in an amount not to exceed $4.0 million per year, to be used by Holdings and Parent for overhead and operating expenses of Holdings and Parent or (viii) Permitted Tax Distributions.

          4.5  Investments
               -----------

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or
(ii) an Investment that is made as a Restricted Payment in compliance with
Section 4.4.

          4.6  Contingent Obligations
               ----------------------

          The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of letters of credit under the Senior Credit Facilities;

          (ii) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets; provided that the
                                                           --------
     maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such Asset Sales and other sales;

          (iii) the Company and its Subsidiaries, as applicable, may remain liable with respect to existing Contingent Obligations existing on the Closing Date;

          (iv) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees made under the Senior Credit Facilities;

          (v) the Company and its Subsidiaries may become and remain liable with respect to guarantees of Indebtedness or Contingent Obligations of a wholly-owned Subsidiary of the Company and a Subsidiary of the Company may become and remain liable with respect to guarantees of Indebtedness or Contingent Obligations of the Company or a wholly-owned Subsidiary of the Company;

          (vi) with respect to the Company and its Subsidiaries, Contingent Obligations permitted in accordance with the terms of Senior Credit Facilities; and

          (vii) the Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum
                                                   --------
     aggregate liability, contingent or otherwise, of the Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $5 million.

          4.7  Restriction on Fundamental Changes
               ----------------------------------

          Other than the sale of Capital Stock of a Subsidiary of the Company in accordance with Section 2.4C(i) and Section 4.15, the Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, or series of related transactions, of merger, amalgamation, consolidation or combination, or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or in a series of transactions, all or substantially all of its business, property or assets, whether now owned or hereafter acquired, except any Subsidiary of the Company may be merged, amalgamated, consolidated or combined with or into the Company or any wholly-owned Subsidiary of the Company or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or in a series of transactions, to the Company or to any wholly-owned Subsidiary of the Company; provided, however, that (A) no Potential Event
                                 --------  -------
of Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) in the case of such a merger, amalgamation, consolidation or combination of the Company and a Subsidiary of the Company, the Company shall be the continuing or surviving corporation, and (C) where one of the predecessor entities is the Company, the surviving entity (i) if it is the Company (I) continues to be bound as such under this Note and (II) executes and delivers to the Holders immediately upon consummation of such transaction a written confirmation or acknowledgment to such effect, in form and substance satisfactory to the Holders, together with evidence of appropriate corporate power, authority and action and a written legal opinion in form and substance satisfactory to the Holders to the effect that this Note continues to be a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms (subject to customary exceptions in respect of bankruptcy, insolvency and other equitable remedies) and with respect to such other matters as the Holders may reasonably request, and (ii) if it is not the Company, executes and delivers to the Holders immediately upon the consummation of such transaction an amendment to this Note, in form and substance satisfactory to the Holders, whereby such surviving entity assumes the due and punctual performance of all obligations and liabilities of such predecessor, together with evidence of appropriate corporate power, authority and action and a written legal opinion in form and substance satisfactory to the Holders to the effect that such Note is the legal, valid and binding obligation of such surviving entity, enforceable against such surviving entity in accordance with its terms (subject to customary exceptions in respect of bankruptcy, insolvency and other equitable remedies) and with respect to such other matters as the Holders may reasonably request.

          4.8  Limitation on Dividend and Other Payment
               Restrictions Affecting Subsidiaries
               -----------------------------------

          The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, such Subsidiary's profits; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or to any Subsidiary of the Company (any such restriction or encumbrance a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) any restrictions contained in (i) this Note; (ii) the Senior Credit Facilities (or any of the documents contemplated therein) as in effect on the Closing Date; (iii) the Indebtedness pertaining to a Subsidiary of the Company that is not a Subsidiary of the Company on the Closing Date in existence at the time such Subsidiary becomes a Subsidiary of the Company; provided,
                                                                 --------
however, that any such Indebtedness was not incurred as a result of, in
-------
connection with or in anticipation of the transaction pursuant to which such entity becomes a Subsidiary of the Company and it does not apply to any Person, or the properties of assets of any Person, other than the Subsidiary acquired and such Indebtedness is otherwise permitted to be incurred pursuant to Section 4.1; (iv) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.1 and 4.2 that limits the right of the debtor to dispose of the assets securing such Indebtedness; (2) customary non-assignment provisions of any lease governing a leasehold interest of any Subsidiary of the Company; (3) customary net worth provisions contained in leases and other agreements entered into by a

Subsidiary in the ordinary course of business; (4) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (5) applicable law; and (6) any instrument that Refinances any Indebtedness effecting any such encumbrance or restriction pursuant to clause (1) above; provided, however, that the provisions relating to
                              --------  -------
any such encumbrance or restriction in any such instrument are not materially less favorable to the Company or its Subsidiaries or the Holders than those contained in the agreements referred to in clause (1).

          4.9  Transactions with Shareholders
               and Affiliates
               ------------------------------

          The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Closing Date unless (i) such Affiliate Transaction is between or among the Company and its wholly-owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $3 million which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $5 million which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction from an Independent Financial Advisor.

          The foregoing restrictions shall not apply to the following "Permitted Affiliate Transactions": (i) any transaction exclusively between the Company and any of its wholly-owned Subsidiaries or exclusively between any of the Company's wholly-owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Board of Directors of the Company, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Subsidiaries, as determined by the Board of Directors of the Company or any such Subsidiary or the senior management thereof in good faith, including, without limitation, issuances of stock, payment of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements and other arrangements approved by the Board of Directors of the applicable company, in good faith, and director and officer and other insurance purchased by the Company and benefiting the officers and directors of Parent or Holdings, (iv) transactions pursuant to or affecting the Advisory Services Agreement, (v) transactions pursuant to or affecting the Placement Agreement and
(vi) any transactions with PCG or CIBC.

          4.10 Subsidiary Stock
               ----------------

          Except for any sale of 100% of the Capital Stock or other equity securities of any of the Company's Subsidiaries in compliance with the provisions of Section 4.7, the Company will not and will not permit any of its Subsidiaries to directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of its Subsidiaries, except (i) to qualify directors if required by applicable law, (ii) in the case of the Company's Subsidiaries, to the Company or to a wholly-owned Subsidiary of the Company, (iii) Asset Sales made in compliance with this Note or (iv) Liens in favor of the lenders under the Senior Credit Facilities.

          4.11 Business Activities
               -------------------

          The Company shall not, nor shall the Company cause or permit any of its Subsidiaries to, directly or indirectly, engage in or operate any business other than the Cable System or a Related Business Investment.

          4.12 Amendments or Waivers of Certain Documents
               ------------------------------------------

          The Company shall not, nor shall it cause or permit any of its Subsidiaries to, except to the extent permitted in accordance with the terms of the Senior Credit Facilities, directly or indirectly, enter into any amendment, modification, supplement or waiver with respect to any of the Transaction Documents as in effect on the Closing Date, that would modify any of the provisions thereof or any of the definitions relating to the provisions thereof in a manner materially adverse to the Holders and which would have a Material Adverse Effect on the value of the Notes.

          4.13   Amendments to Charter Documents
                 -------------------------------

          The Company shall not, nor shall it cause or permit any of its Subsidiaries to, amend its certificate of incorporation or bylaws in any respect which is materially adverse to the interests of the Holders.

          4.14 Refinancing of the Notes in Part
               --------------------------------

          The Company shall not, nor shall the Company cause or permit any of its Subsidiaries to, Incur any Indebtedness to

Refinance (other than any extension or amendment or other restructuring of the Indebtedness under the Senior Credit Facilities) the Notes in part unless the terms, conditions, covenants, events of default and other provisions in respect of the instruments evidencing the Indebtedness Incurred to Refinance the Notes in part shall be the same or better terms; and provided that no Refinancing in
                                               --------
part shall result in the amount of the Notes outstanding being less than $50 million.


     4.15  Asset Sales
           -----------

     The Company shall not, nor shall it cause or permit any of its Subsidiaries to, except to the extent permitted in accordance with the terms of the Senior Credit Facilities, directly or indirectly, consummate any Asset Sale unless all of the Asset Sale Proceeds in respect thereof are applied by the Company or a Subsidiary of the Company in accordance with Section 2.4C(i).

     4.16 Transfer of Assets to Subsidiaries
          ----------------------------------

          (a) The Company shall not, nor shall the Company cause or permit any of its Subsidiaries to, except to the extent permitted in accordance with the terms and conditions of the Senior Credit Facilities, directly or indirectly, transfer (or in the ordinary course of business or pursuant to a Permitted Investment) any assets or property to any Subsidiary of the Company unless such Subsidiary pays fair market value therefor to the Company or to a wholly-owned Subsidiary of the Company and except as provided in Sections 4.8 and 4.10.

          (b) The Company shall not, nor shall the Company cause or permit any of its Subsidiaries to, directly or indirectly, transfer to any Subsidiary of Holdco, other than any Subsidiary of the Company, assets or property of the Company or its Subsidiaries constituting in any individual transfer at least 10%, or in the aggregate at least 20%, of the assets and property of the Company and its Subsidiaries, taken as a whole, unless each such transferee executes and delivers in favor of the Holders a guarantee of all of the Company's obligations with respect to the Notes, which guarantee shall be subordinated to Senior Indebtedness of such transferee to the same extent as the Notes are subordinated to Senior Indebtedness of the Company and which is otherwise in form and substance reasonably satisfactory to the Required Holders. In the event any such transfer occurs prior to the initial issuance of the Notes, the transferee shall execute and deliver such guarantee simultaneous with the issuance of the Notes.

SECTION 5  EVENTS OF DEFAULT

          If any of the following conditions or events ("Events of Default") shall occur and be continuing:

          5.1  Failure To Make Payments When Due
               ---------------------------------

          Failure to pay any installment of principal of the Notes when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any interest on the Notes or any other amount due under this Note within five days or more after the date due; or

          5.2  Default in Other Agreements
               ---------------------------

          Failure of the Company or any of its Subsidiaries to pay at final maturity any principal on one or more issues of Indebtedness or Contingent Obligations of the Company or of any of its Subsidiaries (other than Indebtedness referred to in Section 5.1) or breach or default by the Company or any of its Subsidiaries with respect to any other term of any one or more issues of Indebtedness or Contingent Obligations of the Company or of any of its Subsidiaries or any agreement or instrument evidencing or securing such Indebtedness or Contingent Obligations and such default or breach results in the acceleration of that Indebtedness or Contingent Obligation prior to its stated maturity and, in either case, the principal amount of such Indebtedness or Contingent Obligation and all other such Indebtedness or Contingent Obligations of the Company and its Subsidiaries in respect of which there is a failure to pay principal or interest or which has been so accelerated equals $5,000,000 or more; or

          5.3  Breach of Certain Covenants
               ---------------------------

          Failure of the Company to perform or comply with any covenant, term or condition contained in Section 2.2C(ii) or 3.2; or

          5.4  Breach of Warranty
               ------------------

          Any representation, warranty or certification made by Global in the Purchase Agreement or in any statement or certificate at any time given by Global in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or incorrect in any material respect on the date as of which made or deemed made and shall not have been cured within 30 days; provided, however, if (A) such failure cannot be cured within such 30-day period
--------  -------
despite the Company's best efforts to do so, (B) such failure is susceptible of cure, (C) the Company is continuously proceeding with diligence and in good faith to cure such failure and (D) the existence of such failure has not had and could not reasonably be expected to have a Material Adverse Effect, then such 30-day cure period shall be extended to such date, not to exceed a total 90-day cure period; or

          5.5  Other Defaults Under Note
               -------------------------

          The Company shall default in the performance of or compliance with any covenant, term or condition contained in this Note and such default shall not have been remedied or waived in accordance with this Note within 30 days after the date of written notice from the holder or holders of not less than 25% in aggregate principal amount of the Notes then outstanding of such default; provided, however, if (A) such failure cannot be cured within such 30-day period
--------  -------
despite the Company's best efforts to do so, (B) such failure is susceptible of cure, (C) the Company is continuously proceeding with diligence and in good faith to cure such failure and (D) the existence of such failure has not had and could not reasonably be expected to have a Material Adverse Effect, then such 30-day cure period shall be extended to such date, not to exceed a total 90-day cure period; or

          5.6  Defaults Under Other Agreements
               -------------------------------

          Prior to the Commercial Operation Date, an "event of default" (as defined therein) shall have occurred under the Supply Contract, and could reasonably be expected to have a Material Adverse Effect unless AT&T Corp. is performing under its Guaranty or the Supply Contract has been replaced following such termination or default; or

          5.7  Involuntary Bankruptcy;
               Appointment of Custodian, Etc.
               ------------------------------

          A court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

               (A) is for relief against the Company or any Subsidiary in an involuntary case or proceeding, or

               (B) appoints a Custodian of the Company or any Subsidiary for all or substantially all of its properties, or

               (C)  orders the liquidation of the Company or any Subsidiary,

and in each case the order or decree remains unstayed and in effect for 60 days; or

          5.8  Voluntary Bankruptcy;
               Appointment of Custodian, Etc.
               ------------------------------

     The Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or proceeding, or

                    (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

               (C) consents to the appointment of a Custodian; or

          5.9  Judgments and Attachments
               -------------------------

          Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $5,000,000 (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective properties or assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

          5.10   Dissolution
                 -----------

          Any order, judgment or decree shall be entered against the Company or any Subsidiary decreeing the dissolution or split-up of the Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 60 days; or

          5.11 Foreclosure
               -----------

          The agent under the Senior Credit Facilities or any other party entitled to act thereunder commences judicial proceedings to foreclose on the collateral securing the Bank Indebtedness or exercises any right under applicable law or any instrument evidencing a security interest or other encumbrance in respect of such collateral to take ownership or effect the transfer of such collateral in lieu of foreclosure;

     THEN (i) upon the occurrence of any Event of Default described in the foregoing Sections 5.7 or 5.8, all of the unpaid principal amount of and accrued interest on the Notes and all other outstanding obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (ii) upon written notice of the holder or holders of 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, declare all of the unpaid principal amount of and accrued interest on the Notes and all other outstanding obligations to be, and the same shall forthwith become, due and payable, and the obligations of the Holders hereunder shall thereupon terminate or if there are any amounts outstanding under the Senior Credit Facilities, such amounts shall become due and payable upon the first to occur of an acceleration under the Senior Credit Facilities or five

Business Days after receipt by the Company of notice of the acceleration of the Notes; provided, however, that if any declaration of acceleration under the Notes occurs solely because an Event of Default set forth in Section 5.2 has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness or Contingent Obligations which are the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness or Contingent Obligations within thirty days of such acceleration of such Indebtedness or Contingent Obligations and the Holders have received written notice thereof within such time and if no other Event of Default has occurred during such thirty-day period which has not been cured or waived in accordance with this Note. Nevertheless, if at any time after acceleration of the maturity of the Notes, the Company shall pay all arrears of interest and all payments on account of the principal thereof which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Note) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Notes due and payable solely by virtue of acceleration) shall be remedied or waived, then the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company may rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

SECTION 6 SUBORDINATION

          6.1  Notes Subordinated to Senior
               Indebtedness of the Company
               ---------------------------

          Payments of principal and interest due on the Notes by the Company shall be subordinated in accordance with the provisions of this Section 6 to the prior payment in full, in cash or Cash Equivalents, of all amounts payable in respect of Senior Indebtedness of the Company, whether now outstanding or hereafter created (including any interest accruing subsequent to an event specified in Section 5.7 or 5.8 whether or not such interest is an allowed claim against the Company), that the subordination is for the benefit of the holders of Senior Indebtedness of the Company, and that each holder of Senior Indebtedness of the Company whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness of the Company in reliance upon the covenants and provisions contained in this Note.

          6.2  Priority and Payment Over
               of Proceeds in Certain Events
               -----------------------------

          (a)  Subordination on Dissolution, Liquidation or Reorganization of
               --------------------------------------------------------------
the Company. Upon any payment or distribution
-----------
of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Company (including any interest accruing subsequent to an event specified in Section 5.7 or 5.8 whether or not such interest is an allowed claim enforceable against the Company) shall first be paid in full in cash or Cash Equivalents, before the Holders shall be entitled to receive any payment by the Company of any principal or interest on the Notes and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders would be entitled except for the provisions of this Section 6 shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness of the Company or their representatives to the extent necessary to pay all of the Senior Indebtedness of the Company to the holders of such Senior Indebtedness of the Company.

          (b) Subordination on Default on Designated Senior Indebtedness. (i) Unless Section 6.3(a) hereof shall be applicable, after the occurrence of a Payment Default no payment or distribution of any assets or securities of the Company or any Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of principal of, premium, if any, or interest on the Notes, or for or on account of the purchase, redemption or other acquisition of the Notes, and no holder or owner of any Notes shall take or receive from the Company or any Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Notes following the delivery by the representative of the holders of Designated Senior Indebtedness (the "Representative") to the Holders of written notice of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (ii), the Company the Notes, including any missed payments.

          (ii) Unless Section 6.3(a) hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any assets of the Company of any kind or character shall be made by the Company, including, without limitation, by way of set-off or otherwise, on account of any principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption, defeasance or other acquisition of Notes for a period ("Payment Blockage Period") commencing on the date of receipt by the Holders of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events; (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Holders, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Holders from the Representative initiating such Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provisions of this Note, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Holders of the notice referred to in this Section 6.3(b)(ii) (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage period, no Payment Blockage Period may be commenced under this Section 6.3(b)(ii) and no Guarantee Payment Blockage Period may be commenced under Section 8.2(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period.

          (c) Rights and Obligations of the Holders. In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Holders shall have received any payment on account of any Obligation (other than as permitted by Sections (a) and (b) of this Section 6.2) at a time when such payment is prohibited by this Section 6.2, then and in such event such payment or distribution shall be received and held in trust for the holders of the Senior Indebtedness of the Company and shall be paid over or delivered to the holders of the Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay in full in cash or Cash Equivalents all Senior Indebtedness of the Company in accordance with their terms after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Company.

          If payment of the Obligations is accelerated because of an Event of Default, the Company shall promptly notify the agent or other representatives for Senior Indebtedness of the Company of the acceleration.

          Upon any payment or distribution of assets or securities referred to in this Section 6, the Holders (notwithstanding any other provision of this Note) shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

          The Company shall give written notice to each of the Holders of any default or event of default under any Senior Indebtedness of the Company or under any agreement pursuant to which Senior Indebtedness of the Company may have been issued, and, in the event of any such event of default, shall provide to the Holders the names and address of the trustees or other representatives of holders of such Senior Indebtedness of the Company.

          With respect to the holders and owners of Senior Indebtedness of the Company, by acceptance of this Note, each Holder undertakes to perform only such obligations on the part of such Holder as are specifically set forth in this
Section 6, and no implied covenants or obligations with respect to the holders or owners of Senior Indebtedness of the Company shall be read into this Note against the Holders. The Holders shall not be deemed to owe any fiduciary duty to the holders or owners of Senior Indebtedness of the Company or to the agent under the Senior Credit Facilities or any other representative of the holders of the Senior Indebtedness of the Company.

          6.3  Payments May Be Paid Prior to Dissolution
               -----------------------------------------

          Nothing contained in this Section 6 or elsewhere in this Note shall prevent or delay the Company, except under the conditions described in Section 6.2, from making payments at any time for the purpose of paying Obligations.

          6.4  Rights of Holders of Senior Indebtedness
               of the Company Not To Be Impaired
               ----------------------------------------

          No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as provided in this Section 6 shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing Section, such holders of Senior Indebtedness of the Company may, at any time and from time to time without impairing or releasing the subordination provided in this Section 6 or the obligations of the Holders hereunder to the holders of Senior Indebtedness of the Company, do any one or more of the following: (i) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness of the Company or otherwise amend or supplement in any manner Senior Indebtedness of the Company or any instrument evidencing the same or any agreement under which any Senior Indebtedness of the Company is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Indebtedness of the Company or fail to perfect or delay in the perfection of the security interest in such property; (iii) release any Person liable in any manner for the collection of Senior Indebtedness of the Company; and (iv) exercise or refrain from exercising any rights against the Company and any other Person. Each Holder by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Indebtedness of the Company and notice of or proof of reliance by any holder or owner of Senior Indebtedness of the Company upon this Section 6 and the Senior Indebtedness of the Company shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Section 6, and all dealings between the Company and the holders and owners of the Senior Indebtedness of the Company shall be deemed to have been consummated in reliance upon this Section 6.

          The provisions of this Section 6 are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Indebtedness of the Company.

          6.5  Subrogation
               -----------

          Upon the payment in full in accordance with the terms of Section 6.2 of all amounts payable under or in respect of the Senior Indebtedness of the Company, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness of the Company to receive payments or distributions of assets of Company made on such Senior Indebtedness of the Company until the Obligations shall be paid in full in cash or Cash Equivalents; and for purposes of such subrogation no payments or distributions to holders of such Senior Indebtedness of the Company of any cash, property or securities to which the Holders would be entitled except for the provisions of this Section 6, and no payment over pursuant to the provisions of this Section 6 to holders of such Senior Indebtedness of the Company by the Holders, shall, as between the Company, its creditors other than holders of such Senior Indebtedness of the Company and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness of the Company, it being understood that the provisions of this Section 6 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness of the Company, on the one hand, and the Holders, on the other hand. A release of any claim by any holder of Senior Indebtedness of the Company shall not limit the Holders' rights of subrogation under this Section 6.5.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Section 6 shall have been applied, pursuant to the provisions of this Section 6, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness of the Company at the time outstanding the full amount of any such payments or distributions received by such holders of Senior Indebtedness of the Company in excess of the amount sufficient to pay all Senior Indebtedness of the Company payable under or in respect of the Senior Indebtedness of the Company in full in cash or Cash Equivalents in accordance with the terms of Section 6.2.

          6.6  Obligations of the Company Unconditional
               ----------------------------------------

          Nothing contained in this Section 6 or elsewhere in this Note is intended to or shall impair as between the Company and the Holders the obligations of the Company, which are absolute and unconditional, to pay to the Holders Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 6 of the holders of such Senior Indebtedness of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          The failure to make a payment on account of Obligations by reason of any provision of this Section 6 shall not prevent the occurrence of an Event of Default under Section 5.

SECTION 7 MISCELLANEOUS

          7.1  Amendments and Waivers
               ----------------------

          No amendment, modification, termination or waiver of any term or provision of the Notes or consent to any departure by the Company therefrom shall in any event be effective without the prior written concurrence of the Company and the Required Holders; provided, however, that, without the prior
                                  --------  -------
written consent of each Holder affected, an amendment, modification, termination or waiver of this Note or consent to departure from a term or provision hereof may not: (i) reduce the principal amount of Notes whose holders must consent to any such amendment, modification, termination, waiver or consent; (ii) reduce the rate of or extend the time for payment of principal, premium or interest on any Note; (iii) reduce the principal amount of any Note; (iv) make any Note payable in money other than that stated in the Note; (v) make any change in
Section 2.4 or in the definition of Change of Control, in the last paragraph of
Section 5 or this Section 7.1; (vi) reduce the rate or extend the time of payment of fees or other compensation payable to the Holders hereunder; (vii) modify the provisions of Section 6 or any of the defined terms related thereto in any manner adverse to the Holders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 7.1 shall be binding upon each holder of the Notes at the time outstanding, each further holder of the Notes and, if signed by the Company, on the Company.

          7.2  Independence of Covenants
               -------------------------

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

          7.3  Notices
               -------

          Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided, however, that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 7.3) shall be set forth under each party's name on the signature pages hereto.

          7.4  Failure or Indulgence Not Waiver;
               Remedies Cumulative
               --------------------------------

          No failure or delay on the part of any Holder of any Note in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Note are cumulative to and not exclusive of any rights or remedies otherwise available.

          7.5  Severability
               ------------

          In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          7.6  Headings
               --------

          Sections and Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose or be given any substantive effect.

          7.7  Applicable Law
               --------------

          THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

          7.8  Agent for Service; Submission to
               Jurisdiction; Waiver of Immunities;
               Judgment Currency
               -----------------------------------

          By the execution and delivery of this Note, the Company (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10019 (the "Agent") (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Note that may be instituted in any federal or state court in The City of New York, Borough of Manhattan, State of New York, or brought under federal or state securities laws and acknowledges that the Agent has accepted such designation,
(ii) submits to the jurisdiction of any such court in any such suit or proceeding and

(iii) agrees that service of process upon the Agent and written notice of said service to the Company and each Guarantor in accordance with Section 7.3 of this Note shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent in full force and effect without lapse for so long as any of the Notes shall be outstanding; provided that the Company may (and, to the extent the Agent ceases to be able to be served on the basis contemplated herein, shall), by written notice to the Holders in accordance with Section 7.3 of this Note, designate such additional or alternative agent for service of process under this Section 7.8 that (i) maintains an office located in The City of New York, Borough of Manhattan, State of New York and (ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in The City of New York, Borough of Manhattan, State of New York.

          To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Note. In addition, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Note or the subject matter hereof may not be enforced in such courts.

          The Company and the Holder, by acceptance of this Note, agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          The Company agrees to indemnify the Holders, the officers, directors and agents of the Holders and each person, if any, who controls the Holders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Note and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the

Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which any such person on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

          7.9  Waiver of Stay, Extension or Usury Laws
               ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

          7.10  Additional Amounts
                ------------------

          All payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the government of Bermuda or of any region or territory thereof or by any authority or agency therein or thereof having power to tax, unless the Company is required to withhold or deduct such Taxes by law or by the interpretation or administration thereof. If the Company is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts shall be payable for or on account of:

          (1) any Tax which would not have been imposed but for the fact that such holder of Notes:

               (a) was or is a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Bermuda or any political subdivision thereof or therein or otherwise had some connection with Bermuda other than the mere ownership of, or receipt of payment under, such Note;

               (b) presented such Note for payment in Bermuda or any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere; or

               (c) presented such Note for payment more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that the holder of such Note would have been entitled to such Additional Amounts if it had presented such Note for payment on any day within such period of 30 days;

          (2) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

          (3) any Tax imposed on a holder that is not the beneficial owner of a Note to the extent that the beneficial owner would not have been entitled to the payment of Additional Amounts had the beneficial owner directly held the Note;

          (4) any Tax that is imposed or withheld by reason of the failure of such holder or other beneficial owner of such Note to comply with a request by the Company addressed to such holder (A) to provide information concerning the nationality, residence, or identity of such holder or such beneficial owner or
(B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B) is required or imposed by Law of the Taxing jurisdiction as a precondition to a partial or complete exemption from such Tax; or

          (5) any combination of items (1), (2), (3) or (4).

          The Company will use its best efforts to obtain and furnish to each Holder, within 30 calendar days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company.

          The Company will, upon written request of any Holder, reimburse each such Holder for the amount of any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes held by such Holder during the taxable period in respect of which such Taxes were paid; provided, however, that if the imposition of such Taxes is the subject of a good
--------  -------
faith protest promptly instituted and
diligently pursued by the Company, such reimbursement shall be deferred until a final resolution of such protest and the amount of such reimbursement shall be no greater than the amount of Taxes determined to be due, in respect of such Notes and taxable period, as a result of such protest.

          Each Holder agrees that if any Additional Amounts paid to, or in respect of any payments made to, a Holder results in a tax credit or deduction to such Holder, the Holder shall promptly (i) notify the Company and (ii) furnish the Company with a computation of and pay to the Company an amount equal to, any tax benefit resulting from such credit or deduction.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Note.

COMPANY:

GLOBAL TELESYSTEMS LTD.


By:  ______________________
     Name:
     Title:

Notice Address:



Telephone:
Telecopy:

[Holder] hereby acknowledges the provisions of this Note and agrees to be bound by the provisions hereof.

[HOLDER]

By:  ____________________
     Name:
     Title:

Notice Address:



Telephone:
Telecopy: